EXECUTION COPY


                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                                October 10, 2003



                                      among



                              NUI UTILITIES, INC.,

                            THE LENDERS PARTY HERETO,

                                       and

                    DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP,
                               as Agent and Lender




            --------------------------------------------------------

         $50,000,000 Senior Unsecured Interim Revolving Credit Facility
            --------------------------------------------------------

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                                TABLE OF CONTENTS

ARTICLE I Definitions.........................................................5

         Section 1.01      Defined Terms......................................5

         Section 1.02      Terms Generally...................................17

         Section 1.03      Accounting Terms; GAAP............................18

ARTICLE II The Credits.......................................................18

         Section 2.01      Commitments.......................................18

         Section 2.02      Loans and Borrowings..............................18

         Section 2.03      Requests for Borrowings...........................19

         Section 2.04      Funding of Borrowings.............................19

         Section 2.05      Repayment of Loans; Evidence of Debt..............20

         Section 2.06      Prepayment of Loans...............................21

         Section 2.07      Fees     .........................................21

         Section 2.08      Interest .........................................21

         Section 2.09      Increased Costs...................................22

         Section 2.10      Additional Payments by the Borrower...............24

         Section 2.11      Taxes    .........................................24

         Section 2.12      Payments Generally; Pro Rata Treatment;
                             Sharing of Set-offs.............................26

         Section 2.13      Mitigation Obligations; Replacement
                             of Lenders......................................28

ARTICLE III Representations and Warranties...................................29

         Section 3.01      Corporate Existence...............................29

         Section 3.02      Corporate Authority...............................29

         Section 3.03      Enforceability....................................29

         Section 3.04      No Restrictions; No Default.......................29

         Section 3.05      Financial Statements..............................30

         Section 3.06      Litigation and Environmental Matters..............30

         Section 3.07      Tax Returns and Payments..........................30

         Section 3.08      ERISA    .........................................31

         Section 3.09      Compliance with Applicable Laws...................31

         Section 3.10      Governmental Approval.............................31

         Section 3.11      Regulations T, U and X............................31

         Section 3.12      Investment Company Act............................32
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         Section 3.13      Public Utility Holding Company Act................32

         Section 3.14      Disclosure........................................32

         Section 3.15      No Subsidiaries...................................32

         Section 3.16      Labor Matters.....................................32

         Section 3.17      Options...........................................32

         Section 3.18      Insurance.........................................32

         Section 3.19      Letters of Credit.................................32

         Section 3.20      Guarantees........................................32

         Section 3.21      Liens    .........................................33

         Section 3.22      Separation of Cash Pools..........................33

ARTICLE IV Affirmative Covenants.............................................33

         Section 4.01      Use of Proceeds...................................33

         Section 4.02      Furnishing Information............................33

         Section 4.03      Visitation........................................37

         Section 4.04      Preservation of Existence; Qualification..........37

         Section 4.05      Compliance with Governmental Rules................37

         Section 4.06      Payment of Taxes and Other Liabilities............37

         Section 4.07      Insurance.........................................37

         Section 4.08      Maintenance of Properties.........................38

         Section 4.09      Plans and Benefit Arrangement.....................38

         Section 4.10      Senior Debt Status................................38

         Section 4.11      Ownership.........................................38

         Section 4.12      Cash Management...................................38

         Section 4.13      Environmental Laws................................39

         Section 4.14      Additional Directors..............................39

ARTICLE V Negative Covenants.................................................39

         Section 5.01      Indebtedness......................................39

         Section 5.02      Liens.............................................40

         Section 5.03      Financial Covenants...............................40

         Section 5.04      [Intentionally omitted............................40

         Section 5.05      Regulation T, U and X Compliance..................40

         Section 5.06      ERISA.............................................40

         Section 5.07      Subsidiaries......................................41

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         Section 5.08      Limitation on Capital Expenditures................41

         Section 5.09      Limitation on Contingent Obligations..............41

         Section 5.10      Limitation on Investments, Loans and Advances.....41

         Section 5.11 Payments and Modifications of Certain Debt Instruments; Modification to Certificate of Incorporation, By-Laws and Agency Services
                           Agreement.........................................42

         Section 5.12      Transactions with Affiliates......................42

         Section 5.13      Sales and Leasebacks..............................42

         Section 5.14      Fundamental Changes...............................42

         Section 5.15      Use of Proceeds...................................42

         Section 5.16      Letter of Credit Facility under Existing Revolver.43

ARTICLE VI Conditions........................................................43

         Section 6.01      Conditions to Closing Date........................43

         Section 6.02      Conditions to each Credit Event...................45

         Section 6.03      Additional Conditions to Borrowings
                             on or After December 31, 2003...................46

ARTICLE VII Events of Default................................................47

         Section 7.01      Payment Default...................................47

         Section 7.02      Nonpayment of Other Indebtedness..................47

         Section 7.03      Bankruptcy; Insolvency............................47

         Section 7.04      Termination of Existence..........................48

         Section 7.05      Failure to Comply with Covenants..................48

         Section 7.06      Misrepresentation.................................48

         Section 7.07      Adverse Judgments, Etc............................48

         Section 7.08      Invalidity or Unenforceability....................48

         Section 7.09      ERISA.............................................48

         Section 7.10      Change of Control; Change of Beneficial
                             Ownership or Board..............................49

         Section 7.11      Regulatory Decisions..............................49

         Section 7.12      Consequences of an Event of Default...............49

         Section 7.13      Remedies Upon Default.............................50

ARTICLE VIII The Agent.......................................................50

ARTICLE IX Miscellaneous.....................................................52

         Section 9.01      Notices; Payment Instructions.....................52

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         Section 9.02      Waivers; Amendments...............................53

         Section 9.03      Expenses; Indemnity; Damage Waiver................54

         Section 9.04      Syndication.......................................55

         Section 9.05      Successors and Assigns............................55

         Section 9.06      Survival..........................................59

         Section 9.07      Counterparts; Integration; Effectiveness..........59

         Section 9.08      Severability......................................60

         Section 9.09      Right of Setoff...................................60

         Section 9.10      Governing Law; Jurisdiction; Consent to
                             Service of Process..............................60

         Section 9.11      WAIVER OF JURY TRIAL..............................61

         Section 9.12      Headings..........................................61

         Section 9.13      Confidentiality...................................61

         Section 9.14      Interest Rate Limitation..........................62



SCHEDULES

Schedule 2.01     -  Commitments
Schedule 5.01     -  Existing Indebtedness
Schedule 5.02     -  Existing Liens

EXHIBITS

Exhibit A         -  Form of Note
Exhibit B         -  Form of Assignment and Assumption
Exhibit C         -  Form of NUI Refinancing Letter Agreement
Exhibit D         -  Form of Solvency Certificate
Exhibit E         -  Form of Compliance Certificate
Exhibit F         -  Form of Section 2.11(e)(ii) Certificate

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     REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of October 10, 2003, among NUI UTILITIES, INC., a New Jersey corporation (the "Borrower"), the LENDERS party hereto from time to time (the "Lenders") and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as Agent and Lender.

     WHEREAS, the Lenders have agreed to extend a senior unsecured interim revolving credit facility to the Borrower in an aggregate amount not to exceed $50,000,000, the proceeds of which will be used for the purposes specified herein.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                                  Definitions

     Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and the policies of such Person, whether by contract or otherwise.

     "Agency Services Agreement" means that certain Agency Services Agreement among NUI and its Subsidiaries (including the Borrower), dated as of February 7, 2003.

     "Agent" means Drawbridge Special Opportunities Fund LP, in its capacity as agent for the Lenders hereunder.

     "Agreement" means this revolving credit agreement, including the schedules and exhibits attached hereto, all as may be amended, amended and restated, supplemented or modified from time to time.

     "Applicable Margin" means, for any day and with respect to any Loan, 3.125%.

     "Applicable Percentage" means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

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     "Approved  Fund"  shall mean with  respect to any Lender  that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Agent, in the form of Exhibit B or any other form approved by the Agent.

     "Authorized Officer" means the President, any Vice President, the Chief Financial Officer, the Controller or Comptroller, the Treasurer or the principal accounting officer of the Borrower. The Agent and the Lenders shall be entitled to rely on the incumbency certificate delivered pursuant to Section 6.01(c) for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Agent for redelivery to each Lender a revised incumbency certificate.

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the termination of the Commitments.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" means NUI Utilities,  Inc., a New Jersey  corporation.

     "Borrowing"  means a  borrowing  of Loans under this  Agreement.

     "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

     "Capital  Adequacy  Event"  shall  have the  meaning  given  it in  Section
2.09(b).

     "Capital Compensation Amount" shall have the meaning given it in Section 2.09(b).

     "Closing"  means the  conditions  specified in Sections 6.01 are satisfied.

     "Closing  Date" means the date on which  Closing  occurs.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or and successor legislation thereto.

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     "Commitment"  means,  with respect to each Lender,  the  commitment of such
Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

     "Commitment  Fee" means the fee described in Section  2.07(a).

     "Compliance Certificate" means a certificate substantially in the form of Exhibit E delivered pursuant to Section 4.02(e).

     "Consolidated" means, as to any two or more Persons, the consolidation of the accounts of such Persons in accordance with GAAP.

     "Consolidated Fixed Charges" means for any period the sum of (a) Consolidated Interest Expense; (b) required amortization of Consolidated Total Indebtedness, determined on a Consolidated basis in accordance with GAAP, for the period involved and discount or premium relating to any such Consolidated Total Indebtedness for any period involved, whether expensed or capitalized; and
(c) Consolidated Lease Expense, determined without duplication of items included in Consolidated Interest Expense, of the Borrower.

     "Consolidated Interest Expense" means for any period the amount of interest expense, both expensed and capitalized, of the Borrower, determined on a Consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of its Indebtedness, determined on a Consolidated basis in accordance with GAAP.

     "Consolidated Lease Expense" means for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower, determined on a Consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

     "Consolidated Net Income" means for any period, net income of the Borrower, determined on a Consolidated basis in accordance with GAAP, without giving effect to any non-cash gain, any non-cash loss or any reversals or adjustments to, or failure to recognize, revenue due to changes in applicable U.S. accounting rules and regulations, in each case to the extent reasonably acceptable to the Agent, including without limitation due to the implementation, effective as of October 25, 2002, of EITF 02-03 ("Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities"), the effects of which EITF implementation are hereby deemed acceptable to the Agent.

     "Consolidated Shareholders' Equity" means the total of those items enumerated under the heading "Common Shareholders' Equity" in the Borrower's relevant balance sheets determined on a Consolidated basis in accordance with GAAP, consistently applied.

     "Consolidated Total Capitalization" means, as of any date of determination,
the  sum  of  (i)  Consolidated   Total   Indebtedness  plus  (ii)  Consolidated
Shareholders' Equity.

     "Consolidated Total Indebtedness" means, at any date, all Indebtedness of the Borrower at such date, determined on a Consolidated basis in accordance with GAAP, consistently applied.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Events" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

     "Credit Exposure" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of all such Lender's Loans.

     "Default" means any event or condition which upon notice, passage of time or both would become an Event of Default.

     "Dollars" or "dollars" or "$" refers to lawful money of the United States of America.

     "Effective  Date" shall mean the date first  above-written.

     "Environmental Claim" means any notice of violation, claim, suit, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief resulting from or based upon (a) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Materials in, into or onto the environment at, in, by, from or related to any real estate (the "Premises"), (b) the use, handling, generation, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Borrower or its former Subsidiaries, or (c) the violation, or alleged violation, of any Environmental Law by the Borrower or
its  former   Subsidiaries.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Environmental   Permits"  means  all  permits,   licenses,   certificates,
registrations   and   approvals   of   Governmental   Authorities   required  by
Environmental  Laws  and  necessary  for  the  business  of  Borrower.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) the occurrence of any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan to which the Borrower or an ERISA Affiliate makes or is required to make contributions is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Event of Default"  has the meaning  assigned to such term in Article  VII.

     "Excluded Taxes" means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.13(b)), any withholding tax that
(I) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or (II) is attributable to such Foreign Lender's failure to comply with
Section 2.11(e), except in the case of clause (c)(I) above to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.11(a).

     "Existing Revolver" means that certain Credit Agreement, dated as of February 12, 2003, by and among NUI Utilities, Inc., the financial institutions party thereto, Fleet National Bank, as administrative agent, Citizens Bank of Massachusetts and CIBC Inc., as co-syndication agents, PNC Bank National Association, as documentation agent, and Fleet Securities, Inc., as sole arranger and syndication agent, as amended by that First Amendment, dated as of August 11, 2003.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

     "Fiscal Quarter" means the three-month fiscal period of the Borrower or NUI, as the case may be, beginning on each October 1, January 1, April 1 and July 1 and ending on the succeeding December 31, March 31, June 30 and September 30.

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

     "Fiscal Year" means each fiscal period of the Borrower or NUI, as the case may be, beginning October 1 and ending on the succeeding September 30.

     "Focused Audit" means that certain focused audit of the Borrower initiated by the NJBPU on March 20, 2003 and conducted by the NJBPU and the Liberty Consulting Group.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Gas Facilities Revenue Bonds" means, collectively, those certain (i) 6.35% Gas Facilities Revenue Bonds, due 2022, (ii) 6.40% Gas Facilities Revenue Bonds, due 2024, (iii) variable rate Gas Facilities Revenue Bonds, due 2026, (iv) 5.70% Gas Facilities Revenue Bonds, due 2032 and (v) 5.25% Gas Facilities Revenue Bonds, due 2033.

     "Governmental Authority" means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Board of Governors of the Federal
Reserve System, and any central bank of any other country or any comparable authority.

     "Governmental Rule" means any law, statute,  rule,  regulation,  ordinance,
order,   judgment,   guideline  or  decision  of  any  Governmental   Authority.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case to the extent regulated pursuant to any Environmental Law.

     "Hedging Obligation" means, with respect to any Person, all liabilities of such Person under interest swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" as applied to any Person means, without duplication, all liabilities of such Person for borrowed money (other than trade accounts payable arising in the ordinary course of business consistent with past practices), direct or contingent, whether evidenced by a bond, note, debenture or otherwise, all preferred equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time during the period ending one year after the term of this Agreement, and all obligations and liabilities in the nature of a capitalized lease obligation, deferred purchase price arrangement (other than trade accounts payable in the ordinary course of business consistent with past practices), title retention device, letter of credit obligation, letter of credit reimbursement obligation, Hedging Obligation, reimbursement agreement, Guaranty, obligations relating to securitization transactions, synthetic lease transactions and sale-leaseback transactions.

     "Indemnified    Taxes"   means   Taxes   other   than    Excluded    Taxes.

     "Intercompany Balance" means the intercompany amount that is due from NUI to the Borrower in an amount equal to approximately $112,000,000 as of June 30, 2003.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, including any rights under a lease which, in accordance with GAAP, would be treated as a capitalized item) relating to such asset.

     "Loan Documents" means, collectively, this Agreement, the Notes and all other agreements, instruments and documents executed in connection herewith and therewith, in each case as the same may be amended, restated, modified or otherwise supplemented from time to time.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Margin  Stock" is defined  herein as defined in  Regulation  U.

     "Material  Adverse Change" means any set of  circumstances  or events which
(a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Documents, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Lenders to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

     "Material Adverse Effect" means, with respect to any Person relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, governmental or regulatory investigation or proceeding), an effect that results in or causes or has a reasonable likelihood of resulting in or causing a Material Adverse Change.

     "Material Indebtedness" means (i) as to the Borrower, Indebtedness (other than the Loans) or Hedging Obligations of the Borrower in an aggregate principal amount exceeding $10,000,000 and (ii) as to NUI, the NUI Indebtedness. For purposes of determining Material Indebtedness, the "principal amount" of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower would be required to pay if such hedging arrangements were terminated at such time.

     "Maturity Date" means the earlier of February 11, 2004 or the date on which
(i) the NUI Refinancing is closed and funded, (ii) the aggregate commitment under the Existing Revolver is permanently reduced in whole or in part below its current level of $141,923,076.80, or (iii) the principal amount of the Medium Term Notes or any of the Gas Facilities Revenue Bonds is repaid or prepaid in whole or in part; provided, that a refinancing by the Borrower of its $39,000,000 of variable rate gas facilities revenue bonds due 2026 shall not constitute a repayment or prepayment for purposes of this definition so long as the final maturity date of such refinanced bonds shall be no earlier than five
(5) years from the date such refinancing is completed.

     "Medium Term Notes" means those certain 8.35% Medium-Term Notes, issued by the Borrower, due February 1, 2005.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NJBPU" means the New Jersey Board of Public  Utilities.

     "Notes" means any one or all of the promissory notes of the Borrower evidencing Indebtedness of the Borrower under this Agreement which notes are substantially in the form of Exhibit A to this Agreement, together with all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof.

     "NUI"  means  NUI  Corporation,  a  New  Jersey  corporation.

     "NUI Credit Agreement" means that certain Credit Agreement, dated as of February 12, 2003, by and among NUI Corporation, the lenders party thereto, Fleet National Bank, as Administrative Agent, Citizens Bank of Massachusetts and CIBC, Inc., as Co-Syndication Agents, and PNC Bank, National Association, as Documentation Agent, as amended on March 31, 2003.

     "NUI Indebtedness" means, collectively, the Indebtedness of NUI under (i) the NUI Credit Agreement and (ii) that certain Note Purchase Agreement, dated as of August 20, 2001, among NUI and the Purchasers listed on Schedule A thereto, as amended on February 20, 2003 and April 1, 2003.

     "NUI Refinancing" means the refinancing of any Material Indebtedness of NUI.

     "NUI Refinancing Letter Agreement" means that certain letter agreement among NUI and the Agent, substantially in the form of Exhibit C, to be executed and delivered to the Agent prior to the Closing Date in accordance with Section 6.01(a).

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or performance of this Agreement.

     "Participant"  has the meaning set forth in Section  9.05(e).

     "Participant Register" has the meaning set forth in Section 9.05(e).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted  Encumbrances"  means, as to the Borrower,  any of the following
Liens:

     (i) Liens for taxes, assessments, governmental charges or levies on any of the Borrower's properties, which taxes, assessments, governmental charges or levies are at the time not due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained on the books of the Borrower in conformity with GAAP;

     (ii) pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

     (iii) Liens arising out of judgments or awards against the Borrower but only to the extent that the creation of any such encumbrance shall not be an event or condition which, with or without notice or lapse of time or both, would cause the Borrower to be in violation of Section 7.07;

     (iv) mechanics', carriers', workers', repairmen's and other similar statutory Liens incurred in the ordinary course of the Borrower's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted;

     (v) Liens  listed on Schedule  5.02,  securing  Indebtedness  permitted  by
Section 5.01(c); provided that no such Lien is amended after the date of this Agreement to cover any additional property or to secure additional Indebtedness;

     (vi) easements, rights-of-way, restrictions, leases or subleases to others or other similar Liens created in the ordinary course of business which Liens do not interfere in any material respect with the ordinary conduct of the business of the Borrower;

     (vii) Liens securing (a) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (b) contingent obligations on surety and appeal bonds, and (c) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect on the Borrower; and

     (viii) security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and the Borrower.

     "Permitted Investments" means

     (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America;

     (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either S&P or Moody's;

     (iii) commercial paper, at the time of acquisition, having a rating of A-1 (or the equivalent) or higher from S&P and P-1 (or the equivalent) or higher from Moody's; or

     (iv) mutual funds, the assets of which are primarily invested in items of the kind described in clauses (i), (ii) and (iii) of this definition;

provided in each case, that such obligations are payable in Dollars and such Permitted Investments by the Borrower are in accordance with Governmental Rules.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA, and maintained by or contributed to (or required to be contributed to by) the Borrower or any ERISA Affiliate for the employees of the Borrower or any ERISA Affiliate.

     "Prime Rate" for any day means the prime rate of interest per annum published in The Wall Street Journal on that day, provided that for any day on which The Wall Street Journal is not published the Prime Rate shall be the rate JPMorgan Chase Bank announces as its prime rate for such day.

     "Register" has the meaning set forth in Section 9.05(c).

     "Registered Loan" has the meaning set forth in Section 9.05(e).

     "Registered Note" has the meaning set forth in Section 9.05(e).

     "Regulations" means all Regulations of the Board as in effect from time to time.

     "Regulation D" means Regulation D of the Board as in effect from time to time.

     "Regulation T" means Regulation T of the Board as in effect from time to time.

     "Regulation U" means Regulation U of the Board as in effect from time to time.

     "Regulation X" means Regulation X of the Board as in effect from time to time.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Release" means release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching, or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

     "Required Lenders" means, at any time, Lenders having Credit Exposures and unused Commitments representing at least 51% of the sum of the total Credit Exposures and unused Commitments at such time.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests of the Borrower or any option, warrant or other right to acquire any such Equity Interests of the Borrower.

     "S&P" means Standard & Poor's Rating Group.

     "Senior Ratings" means, with respect to any Person, the long term senior unsecured public debt ratings in effect from time to time as assigned by Moody's and S&P, as the case may be.

     "Solvency Certificate" means a certificate substantially in the form of Exhibit D delivered pursuant to Section 6.01(f).

     "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the outstanding stock or other applicable ownership interest having by the terms thereof ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, or other entity is at the time directly or indirectly owned or controlled by such Person and/or by one or more Subsidiaries of such Person.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including interest, penalties and other additions thereto.

     "Termination Proceedings" means any action taken by the PBGC under ERISA to terminate any Plan.

     "Total Commitment" means $50,000,000.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     Section 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                   The Credits

     Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Credit Exposure exceeding such Lender's Commitment, or (b) the sum of the total Credit Exposures exceeding the Total Commitment. Unless previously terminated, the Commitments shall terminate on the Maturity Date.

     Section 2.02 Loans and Borrowings.

          (a) Each Loan shall be made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

          (b) At the time that each Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment.

     Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Agent of such request by telephone not later than 12:00 noon, New York City time two Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written
Borrowing Request in a form approved by the Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)  the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04; and

          (iv) with respect to the written Borrowing Request only, the information required in Section 6.02 or, as applicable, that each of the conditions precedent set forth in Section 6.02 shall be satisfied as of the date of such Borrowing.

Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     Section 2.04 Funding of Borrowings.

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

          (b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph
(a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the Prime Rate plus the Applicable Margin. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     Section 2.05 Repayment of Loans; Evidence of Debt.


          (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts  maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) The obligation of the Borrower to repay, on or before the Maturity Date, the aggregate unpaid principal amount of all Loans shall, to the extent requested by the respective Lender, be evidenced by the several Notes, each substantially in the form of Exhibit A hereto, drawn by the Borrower to the order of a Lender in the maximum amount of such Lender's Commitment. The principal amount actually due and owing to a Lender at any time shall be the then aggregate unpaid principal amount of all Loans made by such Lender as shown on the account established and maintained by the Agent in accordance with clause
(c) above. Each Note shall be dated the date hereof and shall be delivered to the Lenders on such date.

     Section 2.06 Prepayment of Loans.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty, subject to prior notice in accordance with paragraph (b) of this Section.

          (b) The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 12:00 noon, New York City time, two Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08 and any payment required under Section 2.10.

     Section 2.07 Fees.


          (a) The Borrower agrees to pay to the Agent for the account of each Lender a Commitment Fee, which shall accrue at the rate of five-eighths of one percent (0.625%) per annum on the average daily unused portion of such Lenders' Commitment, during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last Business Day of each calendar month and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agent pursuant to that certain Commitment Letter between the Agent, the Borrower and NUI, dated as of September 22, 2003.

          (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent for distribution, in the case of Commitment Fees. Fees paid after the Effective Date shall not be refundable under any circumstances.

     Section 2.08 Interest.

          (a) The Loans shall bear interest at the Prime Rate plus the Applicable Margin.

          (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Prime Rate plus 6.125%.

          (c) Accrued interest hereunder shall be payable in arrears on the last Business Day of each month; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

          (d) All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Prime Rate shall be determined by the Agent in accordance with the definition thereof, and such determination shall be conclusive absent manifest error.

     Section 2.09 Increased Costs.

          (a)  If,  at  any  time  after  the  date  hereof,   the  adoption  or
effectiveness of any Governmental Rule (including, without limitation, Regulation D), or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof, shall:

               (i) subject any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind with respect to payments of principal or interest or other amounts due hereunder or pursuant to any Note (other than any tax imposed or based upon the income of a Lender and payable to any Governmental Authority in the United States of America or any state thereof); or

               (ii) change the basis of taxation of any Lender with respect to payments of principal or interest or other amounts due hereunder or pursuant to any Note (other than any change which affects, and only to the extent that it affects, the taxation by the United States or any state thereof of the total net income of such Lender); or

               (iii) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by any Lender applicable to the Commitments or Loans made hereunder (other than such requirements which are included in the determination of the applicable rate of interest hereunder); or

               (iv) impose upon any Lender any other obligation or condition with respect to this Agreement, and the result of any of the foregoing is to increase the cost to the affected Lender, reduce the income receivable by the affected Lender, reduce the rate of return on the affected Lender's capital, or impose any expenses upon the affected Lender, all with respect to any of the Loans (or any portion thereof) by an amount which the affected Lender reasonably
deems  material,   and  if  the  affected

Lender is then demanding similar compensation for such occurrences from other borrowers who are similarly situated and who have a similar relationship with the affected Lender and from which the affected Lender has the right to demand such compensation, then and in any such case:

               (1) the affected Lender shall promptly notify the Borrower of the happening of such event and deliver to the Borrower a certificate (in reasonable detail) as to the increased cost or reduced amount as a result of any event mentioned in this Section 2.09(a) in accordance with the provisions hereof, which certificate shall be prima facie evidence as to the amount of such increased cost or reduced amount;

               (2) the Borrower shall pay to the affected Lender, within 30 days following demand, such amount as will compensate the affected Lender for such reduction in its rate of return; and

               (3) the Borrower may pay the affected portion of the affected Lender's Loans in full without the payment of any additional amount, including prepayment penalties, other than amounts payable on account of the affected Lender's out-of-pocket losses (including funding loss, if any, as provided in
Section 2.10) which are not otherwise provided for in subparagraph (2) immediately above.

          (b) If, after the date hereof, (i) any adoption of or any change in or in the interpretation of any Governmental Rule, or (ii) compliance with any Governmental Rule of any Governmental Authority exercising control over banks or financial institutions generally or any court of competent jurisdiction, requires that the Commitment (including, without limitation, obligations in respect of any Loans) hereunder be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by any Lender or any corporation controlling any Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on a Lender's capital as a consequence of its Commitment to a level below that which the affected Lender could have achieved but for such Capital Adequacy Event, taking into consideration the Lender's policies with respect to capital adequacy, by an amount which the affected Lender reasonably deems to be material, the affected Lender shall promptly deliver to the Borrower a statement (in reasonable detail) of the amount necessary to compensate the affected Lender or the reduction in the rate of return on its capital attributable to its Commitment (the "Capital Compensation Amount"). The affected Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each affected Lender shall from time to time notify the Borrower of the amount so determined. Each such notification shall be prima facie evidence of the amount of the Capital Compensation Amount set forth therein, and such Capital Compensation Amount shall be due and payable by the Borrower to the affected Lender 30 days after such notice is given. As soon as practicable after any Capital Adequacy Event, the affected Lender shall submit to the Borrower estimates of the Capital Compensation Amounts that would be payable as a function of the affected Lender's Commitment hereunder.

     Section 2.10 Additional Payments by the Borrower. If (i) the Borrower shall fail to make any payment due hereunder on the due date thereof or (ii) the Borrower shall fail on the date specified therefor to consummate any Borrowing after giving a request for an extension of credit or notice of conversion or renewal, and, as a result of any such action or inaction, a Lender reasonably incurs any losses and expenses which it would not have incurred but for such action or inaction, the Borrower shall pay such additional amounts as will compensate the affected Lender for such losses and expenses, including the cost of reemployment of any funds prepaid at rates lower than the cost to the affected Lender of such funds. Such losses and expenses, which the affected Lender shall exercise reasonable efforts to minimize, shall be specified in writing (setting forth, in reasonable detail, the basis of calculation) to the Borrower by the affected Lender, which writing shall be prima facie evidence of the amounts set forth therein, and such amounts shall be payable within 30 days of demand therefor.

     Section 2.11 Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or any Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Agent and each Lender will, at the Borrower's expense, cooperate in good faith with the Borrower in any contest with a Governmental Authority as to whether or not such Indemnified Taxes, Other Taxes, penalties, interest or expenses were correctly or legally imposed or asserted in the event such Indemnified Taxes, Other Taxes, penalties, interest or expenses were in the good faith judgment of the Agent or such Lender, as the case may be, not legal or not correctly asserted. If in connection with such contest such Indemnified Taxes, Other Taxes, penalties, interest or expenses are refunded to the Agent or such Lender, the Agent or such Lender will pay such refund to the Borrower to the extent the Agent or such Lender determines in its sole discretion, but acting in good faith, that such refund is attributable to any Indemnified Taxes, Other Taxes, penalties, interest or expenses paid by the Borrower and to the extent the Borrower has previously indemnified the Agent or such Lender therefor pursuant to this Section 2.11, net of expenses and without interest except any interest (net of taxes) included in such refund. The Borrower shall return such refund (together with any taxes, penalties or other charges) in the event the Agent or such Lender is required to repay such refund. Notwithstanding the foregoing, nothing in this Section 2.11 shall be construed to (i) entitle the Borrower or any other Persons to any information determined by the Agent or any Lender in each case, in its sole discretion, but acting in good faith, to be confidential or proprietary information of the Agent or any Lender, to any tax or financial information of the Agent or any Lender, or to inspect or review any books and records of the Agent or any Lender or (ii) interfere with the rights of the Agent or any Lender to conduct its fiscal or tax affairs in such matter as it deems fit. A certificate as to the amount of any payment or liability provided for hereunder delivered to the Borrower by a Lender or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy, to the extent reasonably available, of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Section 2.11(e)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such

Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower or the Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 2.11(e)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 2.11(e).

          (f) If the Agent or a Lender determines, in its sole discretion, but acting in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.11, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     Section 2.12 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.


          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.09, 2.10 or 2.11, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent to the account of the Agent set forth in Section 9.01(a), as such account may be changed from time to time upon written notice from the Agent to the Borrower. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (b) Provided that no Default or Event of Default has occurred and is continuing, if at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and
(ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal or any of its Loans or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.12(d), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     Section 2.13 Mitigation Obligations; Replacement of Lenders.

          (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.09(a) or 2.09(b) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.09(a) or 2.09(b). In determining whether designating another lending office would cause such Lender or its lending office(s) to suffer economic disadvantage, such Lender shall disregard any economic disadvantage that the Borrower agrees in form and substance satisfactory to such Lender, in such Lender's sole discretion, to indemnify and hold such Lender harmless therefrom.

          (b) If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued and unpaid interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.09 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III
                         Representations and Warranties

         The Borrower represents and warrants to the Lenders that:

     Section 3.01 Corporate Existence. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and it is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its properties or businesses, such qualification is required or, if not so qualified or in good standing in any state, the lack of such qualification or good standing will not materially affect the Agent's or the Lenders' ability to enforce this Agreement, the Notes or the other Loan Documents or will not have a material adverse effect on the Borrower's ability to carry on its business as currently conducted or the Borrower's ability to comply with this Agreement, the Notes or the other Loan Documents.

     Section 3.02 Corporate Authority. The Borrower is duly authorized to execute and deliver this Agreement, the Notes and the other Loan Documents to which it is or will become a party; all necessary corporate action to authorize the execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is or will become a party has been properly taken; and it is and will continue to be duly authorized to borrow hereunder and to perform all of the other terms and provisions of this Agreement, the Notes and the other Loan Documents to which it is or will become a party.

     Section 3.03 Enforceability. This Agreement and the Notes have each been, and each other Loan Document to which it will become a party will be, duly and validly executed and delivered by the Borrower and each constitutes or will constitute a valid and legally binding agreement of the Borrower enforceable in accordance with its terms.

     Section 3.04 No Restrictions; No Default. Neither the execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is or will become a party, the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof or of the Notes, will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Borrower or of any law or of any regulation, order, writ, injunction or decree of any court or governmental agency or of any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower pursuant to the terms of any agreement, indenture or other instrument, except as would not, individually or in the aggregate, have a Material Adverse Effect upon the Borrower. Except as would not have a Material Adverse Effect, the Borrower has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Lien except as permitted by Section
5.02. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings hereunder to be made on the Closing Date which constitutes a Default or Event of Default.

     Section  3.05  Financial  Statements.  The  Borrower  has  furnished to the
Lenders and the Agent the consolidated balance sheets and the related consolidated statements of income, shareholders' equity and changes in financial position of the Borrower for the Fiscal Years ending September 30, 2001 and September 30, 2002 and for the Fiscal Quarters ending March 31, 2003 and June 30, 2003. All such financial statements, including the related notes, have been prepared in accordance with GAAP, except as expressly noted therein and, in the case of the aforementioned quarterly financial statements, subject to changes resulting from year-end adjustments, and fairly present the financial position and consolidated financial positions of the Borrower as at the dates thereof and the results and consolidated results of its operations and the changes in its financial position and in its consolidated financial position for the periods ended on such dates. There were no material liabilities of the Borrower, contingent or otherwise, not reflected in such financial statements. Except as has otherwise been fully disclosed in NUI's Form 10-K filed on December 31, 2002, its Form 10-Q's filed on February 14, 2003, May 15, 2003 and August 14, 2003 and its Form 8-K's filed on July 22, 2003, July 31, 2003 and September 26, 2003 with the Securities and Exchange Commission, there has been no Material Adverse Change in the business, condition or operations (financial or otherwise) of the Borrower.

     Section 3.06 Litigation and Environmental Matters.

          (a) There are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Borrower's knowledge, threatened against the Borrower or any of its properties, which would have a Material Adverse Effect on the Borrower, or which purport to affect the legality, validity or enforceability of this Agreement or the Notes.

          (b) Except to the extent described in NUI's most recently filed Form 10-K, its Form 10-Q's filed on February 14, 2003, May 15, 2003 and August 14, 2003 and its Form 8-K's filed on July 22, 2003, July 31, 2003 and September 26, 2003, the Borrower (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) has not received notice of any Environmental Claim and (iii) does not know of any basis for any Environmental Liability, in each case except for matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Borrower.

     Section 3.07 Tax Returns and Payments. As of the date hereof, the Borrower has filed all Federal and other material tax returns required by law to be filed and has paid all material taxes, material assessments and other material governmental charges levied upon the Borrower, or any of its properties, assets, income or franchises of the Borrower, which are due and payable, other than those currently payable or deferrable without penalty or interest or those which are being contested in good faith and by appropriate proceedings diligently conducted for which reserves in accord with GAAP have been provided. As of the date hereof, the charges, accruals and reserves on the books of the Borrower in respect of Federal, state and local income taxes for all fiscal periods are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state or local income taxes for any such fiscal period or any basis therefor.

     Section 3.08 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any of its ERISA Affiliates has engaged in any transaction within the last five (5) years relating to any plan subject to Title IV of ERISA that could reasonably be expected to result in a liability under
Section 4069 of ERISA that would have a Material Adverse Effect.

     Section 3.09 Compliance with Applicable Laws. The Borrower (i) is not in default with respect to any order, writ, injunction or decree of any court or of any Federal, state, municipal or other Governmental Authority and (ii) is substantially complying with all applicable statutes and regulations of each Governmental Authority having jurisdiction over its activities; except for those orders, writs, injunctions, decrees, statutes and regulations, non-compliance with which would not have a Material Adverse Effect upon the Borrower.

     Section 3.10 Governmental Approval. No order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with, any Governmental Authority, or exemption by any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Borrower of this Agreement, the Notes or the other Loan Documents to which it is a party or (ii) the legality, binding effect or enforceability of this Agreement upon the Borrower, the Notes or the other Loan Documents to which it is a party.

     Section 3.11 Regulations T, U and X. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock and no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or for any other purpose which would violate or be inconsistent with Regulations T, U or X.

     Section 3.12 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     Section 3.13 Public Utility Holding Company Act. The Borrower is a "gas utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and a "subsidiary company" of NUI, which is a "holding company" that is exempt from all regulation under PUHCA (except Section
(9)(a)(2) thereof) under Section 3(a)(1) thereof pursuant to Rule 2.

     Section 3.14 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither this Agreement nor any other document, certificate or statement furnished to the Lenders or the Agent by or on behalf of the Borrower pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, taken as a whole and in the light of the circumstances under which they were made, not misleading. As of the Effective Date, there is no fact known to the Borrower which materially and adversely affects or in the future may (so far as the Borrower now foresees) have a Material Adverse Effect on the Borrower, which has not been set forth in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Lenders or the Agent or otherwise disclosed in writing to the Lenders or the Agent by or on behalf of the Borrower prior to or on the date hereof.

     Section 3.15 No Subsidiaries. The Borrower has no Subsidiaries.

     Section 3.16 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there are no strikes or other labor disputes against the Borrower pending or, to the knowledge of the Borrower, threatened.

     Section 3.17 Options. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments other than customary shareholders rights plans in effect from time to time of any nature relating to any capital stock or other Equity Interests of the Borrower.

     Section 3.18 Insurance. The Borrower has insurance from financially sound and reputable insurers or maintains with such insurers valid insurance with respect to its assets and businesses which is required to be obtained and maintained by it pursuant to Section 4.07 hereof.

     Section 3.19 Letters of Credit. There are no letters of credit issued and outstanding, or reimbursement obligations of the Borrower with respect to, letters of credit under or pursuant to the Existing Revolver.

     Section 3.20 Guarantees. The Borrower is not liable under, and has no obligations under, any Guarantee.

     Section 3.21 Liens. No Liens, assignments of any right to receive income or other types of preferential arrangement, in each case to secure or provide for the payment of any Indebtedness of any Person, exist upon or with respect to any of the Borrower's properties, other than Permitted Encumbrances.

     Section 3.22 Separation of Cash Pools. As of the Closing Date, the Borrower's cash pool is substantially separate from the cash pools of each of its Affiliates and the Borrower is diligently pursuing efforts to complete the separation of its cash pools from the cash pools of each of its Affiliates.

                                   ARTICLE IV
                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

     Section 4.01 Use of  Proceeds.  The proceeds of the Loans will be used only
(i) to provide additional liquidity to fund near-term natural gas purchases by the Borrower, (ii) to fund other general corporate and working capital purposes of the Borrower until the Maturity Date, provided that proceeds of the Loans shall not be used for the purpose of making loans to or investments in NUI (except with respect to Restricted Payments described in clause (iii)), (iii) to make Restricted Payments to NUI in the ordinary course and in an amount not to exceed $4,000,000 in any fiscal quarter, provided that if during any fiscal quarter the Borrower has made Restricted Payments to NUI or any of its Affiliates in an amount greater than or equal to $4,000,000 in the aggregate (either from cash on hand or draws hereunder or under any other existing credit facilities) no further Borrowing may be made under this Agreement for the purpose of making Restricted Payments to NUI or any of its Affiliates during such fiscal quarter, or (iv) to pay fees and expenses in connection with this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

     Section 4.02 Furnishing Information. The Borrower shall:

          (a) deliver to the Agent (with copies for each Lender which the Agent shall distribute) within 55 days after the end of each of the first three Fiscal Quarters in each Fiscal Year of the Borrower, (A) balance sheets as at the end of such period for the Borrower, (B) statements of income for such period for the Borrower and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period, and (C) statements of cash flow for such period for the Borrower and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period; and each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding Fiscal Year and all such statements shall be prepared in reasonable detail in accordance with

GAAP and certified, subject to changes resulting from year-end adjustments, by a Financial Officer;

          (b) deliver to the Agent (with copies for each Lender which the Agent shall distribute) within 55 days after the end of each of the first three Fiscal Quarters in each Fiscal Year of NUI, NUI's Form 10-Q filed with the Securities and Exchange Commission together with (A) consolidated and consolidating balance sheets as at the end of such period for NUI and its Subsidiaries, (B) consolidated and consolidating statements of income for such period for NUI and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period, and (C) consolidated and consolidating statements of cash flow for such period for NUI and its Subsidiaries and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period; and each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding Fiscal Year and all such statements shall be prepared in reasonable detail in accordance with GAAP and certified, subject to changes resulting from year-end adjustments, by the chief financial officer or treasurer of NUI;

          (c) deliver to the Agent (with copies for each Lender which the Agent shall distribute) within 100 days after the end of each Fiscal Year of the Borrower, (A) balance sheets as at the end of such year for the Borrower, (B) statements of income for such year for the Borrower and (C) statements of cash flow for such period for the Borrower; and each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding Fiscal Year; and all such financial statements shall present fairly in all material respects the financial position of the Borrower, as at the dates indicated and the results of its operations and its cash flow for the periods indicated, in conformity with GAAP;

          (d) deliver to the Agent (with copies for each Lender which the Agent shall distribute) within 100 days after the end of each Fiscal Year of NUI, NUI's Form 10-K filed with the Securities and Exchange Commission together with
(A) consolidated and consolidating balance sheets as at the end of such year for NUI and its Subsidiaries, (B) consolidated and consolidating statements of income for such year for NUI and its Subsidiaries, (C) consolidated and consolidating statements of cash flow for such year for NUI and its Subsidiaries, and (D) consolidated and consolidating statements of shareholders equity for such year for NUI and its Subsidiaries; and each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding Fiscal Year; and all such financial statements shall present fairly in all material respects the financial position of NUI and its consolidated Subsidiaries, as at the dates indicated and the results of its operations and its cash flow for the periods indicated, in conformity with GAAP; and the Borrower shall cause, or shall cause NUI to cause, each of the consolidated financial statements described in the foregoing clauses (A) through (D) to be certified without limitation as to scope or material qualification by PricewaterhouseCoopers LLP or other independent certified public accountants acceptable to the Agent;

          (e) deliver to the Agent (with copies for each Lender which the Agent shall distribute), together with each delivery of financial statements pursuant to items (a) and (c) above, a Compliance Certificate of the Borrower substantially in the form of Exhibit E hereto, properly completed and signed by an Authorized Officer of the Borrower, (A) stating (1) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed any failure by the Borrower during such period to observe or perform all of its covenants and other agreements, nor any failure to satisfy every condition contained in this Agreement, the Notes and the other Loan Documents to which it is a party during such accounting period, and (2) that the Borrower does not have knowledge of the existence, as at the date of such Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (B) demonstrating in reasonable detail compliance as at the end of such accounting period with the covenants contained in Sections 5.03(a) and 5.03(b) hereof;

          (f) deliver to the Agent (with copies for each Lender which the Agent shall distribute) (1) on or prior to the third Business Day of each calendar month a certificate of the Borrower, properly completed and signed by an Authorized Officer of the Borrower, demonstrating in reasonable detail and as of such date (A) the amount drawn and outstanding under the Existing Revolver and
(B) total cash held at the Borrower (including cash on hand in operating accounts with banks and Permitted Investments) and (2) on or prior to the 20th day of each calendar month a certificate of the Borrower, properly completed and signed by an Authorized Officer of the Borrower, demonstrating in reasonable detail (A) the outstanding and unpaid amount of the Intercompany Balance as of the last day of the preceding calendar month and (B) cumulative dividends declared or paid by the Borrower during such Fiscal Quarter to NUI or any Affiliate as of the last day of the preceding calendar month.

          (g) promptly give written notice to the Agent of any pending or, to the knowledge of the Borrower, overtly threatened claim in writing, litigation or threat of litigation which arises between the Borrower and any other party or parties (including, without limitation, any Governmental Authority), which claim, litigation or threat of litigation, individually or in the aggregate, is reasonably likely to cause a Material Adverse Change, any such notice to be given not later than five Business Days after the Borrower becomes aware of the occurrence of any such claim, litigation or threat of litigation;

          (h) deliver to the Agent (with copies for each Lender which the Agent shall distribute) promptly upon their becoming available, copies of all financial statements, reports, notices and information statements sent or made available generally by the Borrower to its security holders (including, without limitation, proxy materials) and copies of all other regular and periodic reports (including, without limitation, Form 8-K) filed by NUI with the Securities and Exchange Commission or any Governmental

Authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower;

          (i) promptly after receipt thereof, by the Borrower or the administrator of any Plan, deliver to the Lenders a copy of any notice from the PBGC that the PBGC is instituting Termination Proceedings or seeking to impose any material liability on the Borrower or its ERISA Affiliates pursuant to
Section 4069 of ERISA;

          (j) deliver to the Agent within two Business Days after S&P or Moody's announces a change in the Borrower's Senior Ratings, or the withdrawal of any Senior Ratings, notice of such change or withdrawal, together with a copy of any written notification which Borrower received from the applicable rating agencies regarding such change or withdrawal of Senior Ratings;

          (k) promptly and in any event within 30 days after the Borrower or the administrator of any Plan knows or has reason to know that any ERISA Event has occurred which would cause the PBGC to institute Termination Proceedings give notice thereof to the Agent;

          (l) promptly, but not later than five Business Days, after any officer obtains knowledge of the happening of any event having a Material Adverse Effect or which constitutes a Default or an Event of Default, give written notice thereof to the Agent;

          (m) promptly, but no later than fifteen days after the end of each month, deliver to the Agent a statement reflecting actual capital expenditures of the Borrower both during the preceding month and cumulatively from the beginning of the current Fiscal Year, as well as a comparison against the projected amounts as set forth in the capital expenditures budget referred to in
Section 5.08;

          (n) (1) promptly, but no later than one Business Day after the receipt thereof by the Borrower, deliver to the Agent any material written report, notice or order issued by the NJBPU, as defined in NJSA 48:2-1, or the Liberty Consulting Group in connection with the Focused Audit, or, if the Borrower is prohibited by the NJBPU from delivering any report or draft order, shall conduct a conference call or other meeting with the Agent no later than one Business Day following the receipt of such report or order to discuss the contents thereof with the Agent, except to the extent such disclosure would be expressly prohibited by applicable laws, statutes, rules, regulations or orders, and (2) promptly, but no later than the next following Business Day, notify the Agent of the substance of any material comments made by the NJBPU, except to the extent disclosure of such comments would be expressly prohibited by applicable laws, statutes, rules, regulations or orders, and provide to the Agent (as soon as reasonably practicable) a transcript of the proceedings of such meeting, if available; and

          (o) promptly, deliver to the Lenders such other information and data with respect to the Borrower as from time to time may be reasonably requested by any Lender.

     Section 4.03 Visitation. The Borrower will keep complete and proper books of records and accounts in accordance with GAAP and the Borrower will permit the Lenders and each Lender's designated employees and agents to have access, from time to time, upon reasonable notice (except no such notice shall be required after the occurrence and during the continuance of an Event of Default) and during normal business hours at any reasonable time, to visit any of the properties of the Borrower, to examine and make copies of any of its books of record and account and such reports and returns as the Borrower may file with any Governmental Authority and discuss the Borrower's affairs and accounts with, and be advised about them, by any Authorized Officer.

     Section 4.04 Preservation of Existence; Qualification. At its own cost and expense, the Borrower will continue to engage in business of the same general type as now conducted by it and will do all things necessary to preserve and keep in full force and effect its corporate existence and qualification under the laws of its states of incorporation and each state where, due to the nature of its activities or the ownership of its properties, qualification to do business is required except where the failure to be so qualified would not have a Material Adverse Effect upon the Borrower.

     Section 4.05 Compliance with Governmental Rules. The Borrower shall comply with all applicable Governmental Rules (including, but not limited to,
Environmental Laws), except where failure to comply would not have a Material Adverse Effect on the Borrower.

     Section 4.06 Payment of Taxes and Other Liabilities. The Borrower shall promptly pay and discharge all obligations, accounts and liabilities to which it is subject or which are asserted against it at or before maturity or before they become delinquent, as the case may be, and which obligations, accounts and liabilities are, to the Borrower, material, including but not limited to all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits, or property prior to the date on which penalties attach thereto to the extent that the non-payment of which would in the aggregate have a Material Adverse Effect upon the Borrower; provided, however, that for purposes of this Agreement, the Borrower shall not be required to pay any item
(i) the payment of which is being contested in good faith by appropriate and lawful proceedings diligently conducted and (ii) as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate pursuant to the accounting procedures employed by the Borrower.

     Section 4.07 Insurance. The Borrower will keep and maintain insurance with financially sound and reputable insurance companies on each of its properties, in such amounts and against such risks, including without limitation Environmental Liabilities, as is customarily maintained by similar businesses similarly situated and owning, leasing or operating similar properties. The Borrower may satisfy the requirements of the preceding sentence with self insurance and deductibles consistent with customary and prudent industry standards. The Borrower will furnish to the Agent at the Closing and together with the annual reports delivered pursuant to
Section 4.02(c) hereof, a certificate of an Authorized Officer of the Borrower certifying that such insurance is in force, provides coverage consistent with the preceding sentence and complies with the Borrower's obligations under this
Section 4.07.

     Section 4.08 Maintenance of Properties. The Borrower shall maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to maintain, preserve, protect or keep such properties would not have a Material Adverse Effect upon the Borrower.

     Section 4.09 Plans and Benefit Arrangement. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Code and all other applicable laws which are applicable to Plans, except where the failure to do so, alone or in conjunction with any other failure to do so, would not have a Material Adverse Effect upon the Borrower.

     Section 4.10 Senior Debt Status. The Indebtedness of the Borrower under this Agreement will rank at least pari passu in priority of payment with all other Indebtedness of the Borrower, including but not limited to the Material Indebtedness described in clause (i) of the definition thereof and reimbursement obligations under any bond insurance policies in connection with the Gas Facilities Revenue Bonds, except Indebtedness of the Borrower which may be secured by Liens permitted pursuant to Section 5.02.

     Section 4.11 Ownership. The Borrower shall at all times during the term hereof be a direct 100% wholly owned Subsidiary of NUI.

     Section 4.12 Cash Management. On or before November 12, 2003, the Borrower shall cause all of its receivables and other revenues to be collected and deposited into and maintained in a segregated account or accounts of the Borrower (the "New Collection System") and the proceeds of such receivables and other revenues shall not be commingled with funds of NUI or its other Subsidiaries and shall only be used to pay out of such account or accounts obligations of the Borrower and to make dividends and for other uses to the extent expressly permitted hereunder; provided that the Borrower may continue to pay the expenses and other payables of Appliance Plumbing Services, a division of NUI Capital Corp., a direct, wholly-owned subsidiary of NUI, in an aggregate amount not to exceed $1,000,000 in any Fiscal Year. At all times until such New Collection System is in place, the Agency Services Agreement is and will remain in full force and effect and the Borrower's receivables and other revenues shall be collected by NUI, but title thereto shall remain with the Borrower, and expenses and other payables of or on behalf of the Borrower shall be paid by NUI on behalf of the Borrower, all in accordance with the provisions of the Agency Services Agreement and Governmental

Rules. The Borrower shall ensure that the use of such receivables and revenues by NUI at all times complies with this Agreement.

     Section 4.13 Environmental Laws. Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower will (a) comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of the Governmental Authorities regarding Environmental Laws.

     Section 4.14 Additional Directors. If the number of directors of the Borrower increases after the Closing Date, the Borrower shall cause any such additional director to be an individual who is not, and for the five-year period prior to such individual's appointment as director shall not have been, and during the continuation of his or her service as a director will not be: (a) an employee, stockholder or officer of the Borrower or any of its Affiliates or a director of any of the Borrower's Affiliates; (b) an employee, director, stockholder, partner or officer of a customer or supplier that derives more than ten (10%) percent of its revenue from the Borrower or any of its Affiliates; (c) a person or entity controlling or under common control with any such stockholder, customer or supplier, or (d) any member of the immediate family of a person described in (a), (b) or (c) above; provided that the appointment of a member of the advisory board of the Elizabethtown Gas Company, a division of the Borrower, as an additional director shall not be prohibited by this Section 4.14.

                                   ARTICLE V
                               Negative Covenants
                               ------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full the Borrower covenants and agrees with the Lenders that:

     Section 5.01 Indebtedness. The Borrower will not create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof and set forth in Schedule 5.01;

          (b) Indebtedness in respect of the Loans and the other obligations of the Borrower under this Agreement;

          (c) Indebtedness incurred in connection with Hedging Obligations, provided that such Hedging Obligations are in the ordinary course of business consistent with past practices;

          (d) Indebtedness incurred from time to time under the Existing Revolver; and

          (e) Indebtedness of the Borrower incurred solely in order to finance the purchase of new fixed or capital assets (including pursuant to capital leases) in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

     Section 5.02 Liens. The Borrower will not create or suffer to exist any Liens or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than Permitted Encumbrances.

     Section 5.03 Financial Covenants. (a) Leverage Ratio. At no time shall the Borrower's ratio of Consolidated Total Indebtedness to its Consolidated Total Capitalization exceed the amount set forth below for each relevant period set forth below:

          Period                                            Ratio

          March 1 of each year to and
          including August 31 of such year:                 .65:1.00

          September 1 of each year to and
          including February 28 (or 29, if applicable)
          of the following year:                            .70:1.00


          (b) Fixed Charge Coverage Ratio. At no time shall the Borrower permit, for any period of four consecutive fiscal quarters of the Borrower ending on or after December 31, 2003, the ratio of (i) the sum of (A) Consolidated Net Income for such period plus (B) income taxes deducted in determining such Net Income plus (C) Consolidated Fixed Charges for such period; to (ii) Consolidated Fixed Charges for such period, to be less than 1.75 to 1.00.


     Section 5.04 [Intentionally omitted.]

     Section 5.05 Regulation T, U and X Compliance. The Borrower shall not use the proceeds of a Loan to purchase or carry Margin Stock or otherwise act so as to cause any Lender, in extending credit hereunder, to be in contravention of Regulations T, U or X.

     Section 5.06 ERISA. The Borrower shall not and shall not permit any ERISA Affiliate to:

          (a) permit any Plan to engage in any "prohibited transaction", as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

          (b) permit any Plan to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived;

          (c) permit any Plan to be terminated in a manner which could result in liability to the PBGC under Title IV of ERISA or the imposition of a lien on the property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA; or

          (d) partially or completely withdraw from any Multiemployer Plan, which withdrawal shall subject the Borrower or any ERISA Affiliate to withdrawal liability pursuant to Section 4201 of ERISA.

     Section 5.07 Subsidiaries. The Borrower shall not create, nor permit to exist, any Subsidiary of the Borrower.

     Section 5.08 Limitation on Capital Expenditures. The Borrower shall not make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets, except for expenditures, when added to such expenditures made by NUI and its other Subsidiaries, not exceeding during any Fiscal Years ending after the Closing Date an amount equal to $75,000,000; provided, that such expenditures are incurred in accordance with the capital expenditures budget included in the operating projections delivered by the Borrower to the Agent in satisfaction of Section 6.01(l).

     Section 5.09 Limitation on Contingent  Obligations.  The Borrower shall not
create,     incur,    assume    or    suffer    to    exist    any    Guarantee.


     Section 5.10 Limitation on Investments, Loans and Advances. The Borrower shall not purchase, hold or acquire beneficially any stock, other securities or evidences of Indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person (other than NUI), except:

          (a) extensions of trade credit to customers in the ordinary course of business;

          (b) Permitted Investments;

          (c) loans and advances to employees of the Borrower for travel, entertainment and relocation expenses in the ordinary course of business; and

          (d) securities acquired in connection with the bankruptcy of any supplier or customer in the ordinary course of business and consistent with past practices or in connection with the settlement of delinquent accounts of any such supplier or customer.

     Section  5.11  Payments  and  Modifications  of Certain  Debt  Instruments;
Modification to Certificate of Incorporation, By-Laws and Agency Services Agreement. The Borrower will not, directly or indirectly, (a) make or offer to make any optional payment, prepayment, repurchase or redemption of or otherwise optionally defease or segregate funds with respect to any of its Material Indebtedness (other than (1) with respect to the Existing Revolver and only in the event no Loans are outstanding hereunder, repayments of outstanding balances thereunder in the ordinary course that do not result in a permanent reduction in the commitments thereunder and (2) with respect to the Gas Facilities Revenue Bonds and Medium Term Notes, interest payments expressly required by the terms thereof); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any of its Material Indebtedness (as set forth in clause (i) of the definition for such term); or (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to its certificate of incorporation or by-laws or the Agency Services Agreement; provided, that nothing in this Section 5.11 shall prohibit a refinancing by the Borrower of its $39,000,000 of variable rate gas facilities revenue bonds due 2026 so long as the final maturity date of such refinanced bonds shall be no earlier than five
(5) years from the date such refinancing is completed.

     Section 5.12 Transactions with Affiliates. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is permitted under this Agreement or is in the ordinary course of the Borrower's business and (b) is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, it being understood that the payment of the Intercompany Balance and activities between the Borrower and NUI pursuant to and in accordance with the Agency Services Agreement or otherwise pertaining only to administrative services shall not be deemed a breach of this Section 5.12.

     Section 5.13 Sales and Leasebacks. The Borrower shall not enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person.

     Section 5.14 Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets or liquidate or dissolve, it being understood that the sale of NUI (or all or substantially all of its assets) shall not be deemed a breach of this
Section 5.14.

     Section 5.15 Use of Proceeds. The Borrower shall not use any of the proceeds of any Borrowing of Loans hereunder to provide collateral to support any of the Borrower's or its Affiliates' obligations under any letters of credit.

     Section 5.16 Letter of Credit Facility under Existing Revolver. The Borrower shall not request or submit an application under the Existing Revolver for the issuance of any letters of credit thereunder.

                                   ARTICLE VI
                                   Conditions
                                   ----------

     Section 6.01 Conditions to Closing Date. The obligations of the Lenders to make Loans to the Borrower hereunder shall not become effective until the date on which each of the following conditions is satisfied:

          (a) Each Lender (or counsel to the Lenders) shall have received from the Borrower (i) a counterpart of this Agreement signed by an Authorized Officer of the Borrower, (ii) to the extent requested by such Lender, its respective Note, substantially in the form of Exhibit A, made payable to such Lender in the amount of such Lender's Commitment and otherwise properly completed and executed by the Borrower and (iii) the NUI Refinancing Letter Agreement, substantially in the form of Exhibit C, signed by an Authorized Officer of NUI.

          (b) The Agent shall have received a favorable written opinions (addressed to the Agent and the Lenders and dated the Closing Date) of each of
(i) White & Case LLP, special counsel for the Borrower and (ii) James Van Horn, General Counsel for the Borrower, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Agent, covering such matters relating to the Borrower, this Agreement or the Credit Events as the Agent shall reasonably request. Borrower hereby requests each of such counsel to deliver such opinion.

          (c) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Credit Events and any other legal matters relating to the Borrower, this Agreement or the Credit Events, all in form and substance reasonably satisfactory to the Agent and its counsel, including a certificate, duly certified as of the Closing Date by the secretary or assistant secretary of the Borrower, which certificate shall include or have attached to it (i) a certified copy (certified by the appropriate governmental official) of the Borrower's Certificate of Incorporation, or other like constituent document, which certification is dated not more than 30 days prior to the Closing Date, (ii) the By-Laws or other like constituent document of the Borrower in effect as of the Closing Date, (iii) the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement, the Notes, and all documents supplemental hereto and (iv) the names of the officers of the Borrower authorized to sign the Loan Documents and all supplemental documentation, and which contains a true signature of each such officer.

          (d) All fees payable to the Lenders and the Agent on or prior to the Closing Date shall have been paid by or on behalf of the Borrower.

          (e) Receipt by the Agent of a good standing certificate for the Borrower from the Secretary of State of the State of New Jersey, together with certificates issued by the secretary of state in each other jurisdiction where the Borrower is qualified to do business, in each case (i) dated not more than 30 days prior to the Closing Date and (ii) certifying that the Borrower is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to, such states.

          (f) Receipt by the Agent of the certificate of the Borrower required pursuant to Section 4.07 of this Agreement and a Solvency Certificate in the form of Exhibit D hereto.

          (g) The  representations  and warranties of the Borrower  contained in
Article III and in the other Loan Documents executed and delivered by the Borrower in connection with the Closing shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific date or times referred to therein), and, the Borrower shall have performed, observed and complied with all covenants in all material respects and met the conditions hereof and contained in the other Loan Documents; no Default or Event of Default under this Agreement shall have occurred and be continuing or shall exist; except as disclosed in NUI's Form 10-K filed on December 31, 2002, its Form 10-Q's filed on February 14, 2003, May 15, 2003 and August 14, 2003 and its Form 8-K's filed on July 22, 2003, July 31, 2003 and September 26, 2003 with the Securities and Exchange Commission, no Material Adverse Change shall have occurred; and there shall be delivered to the Agent, for the benefit of each Lender and the Agent, a certificate of the Borrower, dated the Closing Date and signed by an Authorized Officer of the Borrower, to each such effect.

          (h) The NUI Credit Agreement shall be in full force and effect, providing for a "Total Commitment" thereunder of not less than $38,076,923.10.

          (i) All governmental and material third party approvals necessary in connection with the continuing operations of the Borrower or, in the reasonable discretion of the Agent, advisable, in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

          (j) The reasonable costs and expenses of the Agent and the Lenders in connection with the preparation of the Loan Documents payable pursuant to
Section 9.03 and for which invoices have been presented shall have been paid.

          (k) The Agent shall have received, in each case reasonably satisfactory to the Agent, a projected operating model for the Borrower (including, without limitation, a balance sheet, statement of income and statement of cash flows) presented on a quarterly basis for the Fiscal Year ending September 30, 2004.

          (l) The Agent shall have received, in each case reasonably satisfactory to the Agent, a projected operating model for NUI and its Subsidiaries on a consolidated basis including, without limitation, (i) a balance sheet, statement of income and statement of cash flows presented on a quarterly basis for the Fiscal Year ending September 30, 2004 and (ii) a budget for capital expenditures presented on a monthly basis for the Fiscal Year ending September 30, 2004.

          (m) As of the Closing Date and after taking into account any Borrowings made on the Closing Date, the sum of (i) the unused commitments under the Existing Revolver and (ii) the unused Commitments under this Agreement after the payment of fees and expenses due as of the Closing Date, shall be not less than $50,000,000.

          (n) The Agent shall have received a certificate, dated the Closing Date with respect to the Borrower and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in this Section 6.01.

     Section 6.02 Conditions to each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) Receipt by the Agent of a written request for a Borrowing, prepared in accordance with Section 2.03 and executed by an Authorized Officer of the Borrower.

          (b) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (i) when made and (ii) on and as of the date of such Borrowing, except for such representations and warranties which relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such date).

          (c) At the time of and immediately after giving effect to such Borrowing no Default or Event of Default shall have occurred and be continuing.

          (d) Since the Closing Date, and after giving effect to such Borrowing, no events or circumstances shall exist, including without limitation any actions by any Governmental Authority, that could reasonably be expected to result in a Material Adverse Effect.

          (e) The aggregate principal amount drawn and outstanding under the Existing Revolver as of the date of the making of any Loan shall be equal to $141,923,076.80.

          (f) Receipt by the Agent of a statement of the amount of total cash held at the Borrower (including cash on hand in operating accounts with banks and Permitted Investments), which amount shall not exceed $10,000,000 as of the date of the making of any Loan.

          (g) If the request for Borrowing submitted by the Borrower pursuant to
Section 2.03 occurs after (A) the Borrower becomes aware of the results of the Focused Audit during a meeting of the NJBPU, as defined in NJSA 48:2-1, or (B) the NJBPU or the Liberty Consulting Group shall have issued a draft or final order or report with respect to the Focused Audit, then (i) the proposed date for the requested Borrowing shall not be earlier than three Business Days after the Agent has either, in case of clause (A), received the minutes, transcript or statement resulting from such NJBPU meeting or, in the case of clause (B), received such order or report, or if the Borrower is prohibited by the NJBPU from delivering such order or report has fully discussed the contents of such order or report with the Borrower, except to the extent such disclosure would be expressly prohibited by applicable laws, statutes, rules, regulations or orders, and (ii) such NJBPU order or report or the results of such NJBPU meeting could not reasonably be expected to result in a Material Adverse Effect on the Borrower; provided that if this Section 6.02(g) has applied to any request for a Borrowing, and following its application the Lenders elect to make a Loan pursuant to such request for Borrowing (except where such Loan is made pursuant to a waiver of this section), this Section 6.02(g) shall not apply to any request for Borrowing thereafter unless a new and separate event described in either clause (A) or (B) above has occurred following the most recent request for a Borrowing to which this Section 6.02(g) applies.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 6.02.

     Section 6.03 Additional Conditions to Borrowings on or After December 31, 2003. The obligations of the Lenders to make Loans to the Borrower hereunder on and after December 31, 2003 are subject to the satisfaction of the following conditions:

          (a) If the Borrower has applied to any Governmental Authority to receive permission to grant to a third party lender a security interest in its Equity Interests or assets as part of the refinancing of all or a part of its Material Indebtedness (as set forth in clause (i) of the definition of such term), then prior to December 31, 2003 all required final approvals therefor shall have been irrevocably issued by each relevant Governmental Authority, including without limitation the NJBPU, the Florida Public Service Commission and the Maryland Public Service Commission.

          (b) The Borrower shall have delivered to the Agent evidence satisfactory to the Agent that the outstanding amount of the Intercompany Balance has been reduced to an amount that is not greater than $90,000,000; provided that no more than $15,000,000 of the reduction of the Intercompany Balance from $112,000,000, its value as of June 30, 2003, may have been effected through non-cash adjustments.

                                  ARTICLE VII
                                Events of Default
                                -----------------

     Each of the events or occurrences described in Sections 7.01 to and including 7.11 shall constitute an event of default ("Event of Default") hereunder.

     Section 7.01 Payment Default.

          (a) The Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

          (b) The Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days.

     Section 7.02 Nonpayment of Other Indebtedness. The Borrower shall fail to pay any Indebtedness of the Borrower, other than Indebtedness under the Loan Documents, in an aggregate amount as to the Borrower of $10,000,000 or more, as and when the same shall become due, or the occurrence of any default under any agreement or instrument under or pursuant to which such Indebtedness is incurred or issued and continuance of such default beyond the period of grace, if any, allowed with respect thereto, if such default permits or causes the acceleration of such Indebtedness or the termination of any commitment to lend with respect thereto.

     Section 7.03 Bankruptcy; Insolvency.


          (a) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.


          (b) The Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.03(a), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

          (c) The Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

     Section 7.04 Termination of Existence. The Borrower shall terminate its existence or cease to exist.

     Section 7.05 Failure to Comply with Covenants.

          (a) The Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 4.01 (Use of Proceeds), 4.03 (Visitation), 4.04 (Preservation of Existence; Qualification), 4.10 (Senior Debt Status), 4.11 (Ownership), 4.12 (Cash Management), or any covenant in Article V (Negative Covenants).

          (b) The Borrower shall fail to observe or perform any covenant, condition or provision contained in this Agreement and such failure shall continue unremedied (i) with respect to a failure to comply with Section 4.02(l), for a period of 10 days, and (ii) with respect to any other such default for a period of 30 days after such default is known, or should reasonably have been known, by any officer of the Borrower or notice thereof from the Agent to the Borrower (such grace to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Agent in its sole discretion).

     Section 7.06 Misrepresentation. Any representation or warranty made by the Borrower herein proves to have been untrue in any material respect as of the date when made, or any certificate or other document furnished by the Borrower to the Agent or any Lender pursuant to the provisions hereof proves to have been untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

     Section 7.07 Adverse Judgments, Etc. Any one or more judgments, writs or warrants of attachment or of any similar process has been entered of filed in an aggregate amount of $2,500,000 or more in excess of any third-party insurance protecting against such liability against the Borrower or any of its properties and failure of the Borrower to vacate, pay, bond, stay or contest in good faith such judgments, writs, warrants of attachment or other process within a period of 30 days.

     Section 7.08 Invalidity or Unenforceability. This Agreement, the Notes or any other Loan Document ceases to be valid and binding on the Borrower or is declared null and void, or the validity or enforceability thereof is contested by the Borrower or the Borrower denies it has any or further liability under this Agreement, any Note or any other Loan Document to which it is a party.

     Section 7.09 ERISA. (i) A trustee shall be appointed by a court of competent jurisdiction to administer any Plan of the Borrower or any ERISA Affiliate; (ii) the PBGC shall terminate any Plan of the Borrower or any ERISA Affiliate or appoint a trustee to administer any such Plan; or (iii) the Borrower or any ERISA Affiliate shall incur any liability to a Plan, a Multiemployer Plan, a plan subject to Title IV of ERISA with respect to which the Borrower or any of its ERISA Affiliates is treated as an

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

"employer" (within the meaning of Section 3(5) of ERISA) by reason of Section 4069 of ERISA, or the PBGC, which, in any such case, likely would have a Material Adverse Effect on the Borrower.

     Section 7.10 Change of Control; Change of Beneficial Ownership or Board. Any Person or group of Persons (within the meaning of Sections 13 or 14 of the Securities and Exchange Act of 1934), other than the then current officers or directors of the Borrower or an underwriter which obtains such ownership as a result of effecting a firm committed underwriting of a secondary offering of the Borrower's voting stock on behalf of such officers or directors, shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under said Act) twenty-five percent (25%) or more of the voting stock of the Borrower on a fully diluted basis with respect to which such Persons are entitled to vote on the election of directors or, during any period of up to 24 consecutive months, Persons who at the beginning of such 24-month period were directors of the Borrower (or were appointed, nominated or elected by such Persons) cease for any reason to constitute a majority of the directors of the Borrowers then in office. For purposes of calculating the acquisition of beneficial ownership, any transfer of voting stock of the Borrower by any Person or group of Persons to a Permitted Transferee shall be deemed not to constitute a conveyance and acquisition of such stock. A "Permitted Transferee" includes any of the following with respect to any then current officer or director of the Borrower:
(i) spouse; (ii) lineal descendants of all generations and spouses of such lineal descendants; (iii) a charitable corporation or trust established by such then current officer or director or by a person described in (i) or (ii) preceding; (iv) a trust (or in the case of a minor, a custodial account under a Uniform Gifts or Transfers to Minors Act) of which the beneficiary(ies) are one or more Persons described in the preceding clauses (i), (ii) or (iii), and (v) an executor or administrator upon the death of such then current officer or director or any Person described in the preceding clauses (i) or (ii). For the avoidance of doubt, the sale of NUI (or all or substantially all of its assets) will not constitute a Change of Control for purposes of this Section 7.10.

     Section 7.11 Regulatory Decisions. Any Governmental Authority shall have issued a decision that could reasonably be likely to result in a Material Adverse Effect on the Borrower.

     Section 7.12 Consequences of an Event of Default. If one or more of the Events of Default occur then (a) if such Event of Default is set forth in Sections 7.03 (Bankruptcy; Insolvency) or 7.04 (Termination of Existence), the Commitments shall automatically terminate and the Notes then outstanding and all other amounts owing under this Agreement shall become immediately due and payable, without necessity of demand, presentation, protest, notice of dishonor or notice of default or (b) if such Event of Default is set forth in any of the remaining Sections of this Article VII, then the Agent, to the extent requested by the Required Lenders, and upon notice to the Borrower, shall declare the Borrower in default hereunder, and upon such declaration, shall, to the extent requested by the Required Lenders, terminate the Commitment and/or declare the Notes then outstanding and all other amounts owing under this Agreement immediately due and payable, without necessity of any further demand, presentation, protest, notice of dishonor or further notice of default, whereupon the same shall be immediately due and payable.

     Section 7.13 Remedies Upon Default. Upon the termination of the Commitments and acceleration of the Notes following the occurrence of an Event of Default, the Lenders shall, unless such termination and acceleration subsequently have been rescinded, have the full panoply of rights and remedies granted to them under this Agreement and all those rights and remedies granted by law to creditors, and the Agent, at the direction of the Required Lenders, shall proceed to protect and enforce the Lenders' rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in the Notes or in any of the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. No right, power or remedy conferred by this Agreement, in the Notes, or by any other Loan Document, upon the Agent or the Lenders shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. No exercise of any one right or remedy shall be deemed a waiver of other rights or remedies. The rights and remedies of the Agent and the Lenders specified herein are for the sole and exclusive benefit, use and protection of the Agent and the Lenders, and the Agent and the Lenders shall be entitled, but shall have no duty or obligation, to exercise or to refrain from exercising any right or remedy reserved to the Agent or the Lenders hereunder.

                                  ARTICLE VIII
                                    The Agent
                                    ---------

     Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliate thereof as if it were not the Agent hereunder.

     The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

     The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

     Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The ongoing fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Agent. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX
                                 Miscellaneous

     Section 9.01 Notices; Payment Instructions. Except as otherwise expressly provided herein, (i) all notices and other communications provided for herein, other than notices and other communications expressly permitted to be given by telephone, shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the address or addresses indicated below and (ii) all payments to be made hereunder to the Agent shall be wired in dollars in immediately available funds to the account or accounts indicated below:

                    (a)  If to the Borrower at:

                         1085 Morris Avenue
                         Union, New Jersey 07083
                         Attention: M. Patricia Keefe

                    (b)  if to the Agent, to:

                         Drawbridge Special Opportunities Fund LP
                         c/o Fortress Investment Group
                         1251 Avenue of the Americas, 16th Floor
                         New York, NY 10020
                         Attention: Robert Fraley

                         Payment Instructions:

                         Pay to:                   Chase Manhattan Bank, NY
                         ABA Number:
                         F/A/O:                    Goldman Sachs & Co., NY
                         Account Number:
                         For Further Credit to: Drawbridge Special Opportunities

                                    Fund LP
                                    Account Number:
                                    Reference:       NUI

          (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (d) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (e) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 9.02 Waivers; Amendments.

          (a) No failure or delay by the Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iii) change Section 2.12(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (iv) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent.

     Section 9.03 Expenses; Indemnity; Damage Waiver.

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Agent or any Lender, in connection with the enforcement, protection or exercise of its rights in connection with this Agreement, including its rights under this Section and Section 4.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) The Borrower shall indemnify the Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Credit Events or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any Environmental Liability of the Borrower, asserted against the Borrower, or incurred by or asserted against an Indemnitee as a result, directly or indirectly, of said Indemnitee's relationship to the Borrower or the business or assets of the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Credit Events, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     Section 9.04 Syndication.

          (a) The Agent may in its discretion syndicate the Commitments to other lenders (as described below, the "Additional Lenders"). The Agent will consult with the Borrower in connection with such syndication, including with respect to the timing of any offer of a Commitment provided to potential Additional Lenders, the acceptance of commitments from such Additional Lenders, the amount of any Commitment to be offered to an Additional Lender, and the compensation, if any, provided to any Additional Lender. The Agent shall select any Additional Lender with the approval of the Borrower, such approval not to be unreasonably withheld or delayed. The Agent will determine the final allocation of Commitments to any Additional Lender in consultation with the Borrower and will notify the Borrower of such final allocation.

          (b) In connection with syndication of the Loans and Commitments, the Borrower agrees to cooperate, and use its commercially reasonable best efforts to cause NUI to cooperate, in the syndication of the Loans and Commitments in all respects, as reasonably requested by the Agent, including participation in bank meetings held in connection with such syndication, and to provide all information which such Persons may request from it or which such Persons or the Borrower may consider material to a lender or participant, or necessary or appropriate for accurate and complete disclosure. Upon request of the Agent, the Borrower shall represent to such Persons, and indemnify such Persons for claims relating to, the accuracy and completeness of such disclosure, upon terms acceptable to such Persons.

     Section 9.05 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that, (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, each of the Borrower and the Agent must give their prior written consent to such assignment (which consent shall in any case not be unreasonably withheld; it being understood that it is not unreasonable to withhold consent with respect to any proposed assignment to any financial institution having net capital and surplus of less than $1,000,000,000 or senior, unsecured, long-term indebtedness for borrowed money with a credit rating of less than A-), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 and after giving effect thereto, the assigning Lender must have Commitments and Loans aggregating at least $5,000,000, unless each of the Borrower and the Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 2.11 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (1) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such

Assignment and Assumption, (2) except as set forth in (1) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any Loan Document or any other instrument or document furnished pursuant hereto, (3) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption, (4) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 4.02 and such other documents and information as it has been deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption, (5) such assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (6) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (7) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Agent, on behalf of the Borrower, agrees to record each Loan on the Register. The Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than a Registered Note (as defined below). Upon the registration of a Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of any Lender, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan (i.e., containing registered note language) and registered as provided in Section 9.05(d) hereof (a "Registered Note"), payable to the order of such Lender and otherwise duly completed. Once recorded on the Register, the obligations evidenced by such Registered Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note. The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph; provided that in the case of an assignment by a Lender to any of its Approved Funds that is not reflected in the Agent's Register, the assigning Lender shall maintain a comparable register on behalf of the Agent.

          (e) Any Lender may, without the consent of the Borrower or the Agent sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in such Registered Loan (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.09 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 9.06 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and, except in the instance of a waiver or other modification to this Agreement agreed to by the Required Lenders, notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid so long as the Commitments have not expired or terminated. The provisions of Sections 2.09, 2.10, 2.11 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

     Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 9.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 9.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     Section 9.10  Governing Law;  Jurisdiction;  Consent to Service of Process.


          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York without reference to the principles thereof regarding conflicts of law.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CREDIT EVENTS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 9.13 Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations (g) with the prior written consent of the Borrower or

(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower not in violation of a confidentiality agreement to which such source is subject. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care as financial institutions, using commercially reasonable practices, customarily employ to maintain the confidentiality of confidential information.

     Notwithstanding anything herein or in any other document, agreement or understanding relating to the transactions contemplated by this Agreement to the contrary, "Information" shall not include, and the Borrower, Agent and each Lender and each employee, representative or other agent of such party may disclose to any and all persons beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, Agent, such Lender, or any employee representative or any other agent of such party, relating to such tax treatment and tax structure.


     Section 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       NUI UTILITIES, INC.



                                       By:  /s/ Victor A. Fortkiewicz
                                          -----------------------------------
                                          Name:  Victor A. Fortkiewicz
                                          Title: President

LENDERS:
                                       DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP


                                       By:  /s/ Marc K. Furstein
                                          -----------------------------------
                                          Name:  Marc K. Furstein
                                          Title: Chief Operating Officer

                                       MADELEINE L.L.C.


                                       By:  /s/ Mark Neporent
                                          -----------------------------------
                                          Name:  Mark Neporent
                                          Title: Vice President

                                                                   Schedule 2.01


                                   Commitments



Lender                                                   Commitment


Drawbridge Special Opportunities Fund LP                 $30,000,000
Madeleine L.L.C.                                         $20,000,000

                                              Total      $50,000,000

                                                                   Schedule 5.01


                      Existing Indebtedness of the Borrower


        1. Existing Long-Term Debt Gas facilities revenue bonds:
                 6.35% due October 1, 2022                   $ 46,500,000
                 6.40% due October 1, 2024                   $ 20,000,000
                 Variable rate due June 1, 2026              $ 39,000,000
                 5.70% due June 1, 2032                      $ 54,600,000
                 5.25% due November 1, 2033                  $ 40,000,000

        Medium-term notes
                 8.35% due February 1, 2005                  $ 50,000,000


        Total Existing Long-Term Debt:                       $250,100,000

        2.       Other Existing Debt



          o Existing purchase money Indebtedness and capital leases under gas meter leases and certain other capital leases and purchase money Indebtedness in an aggregate principal amount not to exceed $11,073,062, but no refinancing thereof.


          o    Indebtedness under the Existing Revolver.

                                                                   Schedule 5.02


                         Existing Liens of the Borrower

UCC Liens

1.   Debtor: NUI Corporation n/k/a NUI Utilities, Inc.
     Secured Party:  Fleet National Bank, successor-by-merger to Summit Bank
     Jurisdiction:  Secretary of State, New Jersey
     File No:  2004751
     File Date:  October 23, 2000
     Lien: Equipment pursuant to lease.

2.   Debtor:  NUI Utilities, Inc.
     Secured Party:  Fleet Capital Corporation
     Jurisdiction:  Secretary of State, New Jersey
     File No:  2115170-5
     File Date:  July 26, 2002
     Lien: Gas equipment pursuant to a lease, together with proceeds in the form of goods, accounts, chattel paper, documents, instruments, general intangible, investment property, deposit accounts, letter of credit rights and supporting obligations.

3.   Debtor:  NUI Corporation
     Secured Party: First Union National Bank, as successor trustee under a Trust Indenture dated as of July 15, 1994, between Brevard County, Florida and First Fidelity Bank, National Association, as trustee
     Jurisdiction:  Secretary of State, New Jersey
     File No:  1980884
     File Date:  June 15, 2000
     Lien:  Right, title and interest including proceeds and products.

4.   Debtor:  NUI Corporation
     Secured Party:  Canon Financial Services, Inc.
     Jurisdiction:  Secretary of State, New Jersey
     File No:  1950655
     File Date:  November 12, 1999
     Lien:  Business machinery/equipment and proceeds; assets and proceeds.

                                                                       EXHIBIT A



                                  FORM OF NOTE

$___________                                              Bedminster, New Jersey
                                                                          [Date]

     This Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit Agreement, dated as of October 10, 2003 (the Credit Agreement, together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals or restatements thereof and thereto, the "Agreement") by and among NUI UTILITIES, INC. ("Borrower"), the Lenders party thereto from time to time, and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as Agent ("Agent").

     FOR  VALUE  RECEIVED,  the  Borrower  promises  to  pay  to  the  order  of
_________________________ (the "Lender"), its successors and permitted assignees, at the office of the Agent at 1251 Avenue of the Americas, New York, NY on the Termination Date the lesser of (i) the principal sum of __________ MILLION AND ____/100 DOLLARS or (ii) the aggregate unpaid principal amount of all outstanding Loans made by the Lender to the Borrower pursuant to Section
2.01 of the Agreement together with interest on the unpaid principal balance thereof from time to time outstanding, all as reflected in the accounts maintained by the Agent and the Lenders pursuant to Section 2.05(b) and Section 2.05(c) of the Agreement.

     Interest on the unpaid principal balance hereof shall be due and payable at the rates and at the times specified in the Agreement during the term hereof to and including the Maturity Date or, if earlier, the date Agreement is terminated in accordance with the terms thereof, and shall be calculated and adjusted, when necessary and if appropriate, in accordance with the terms of the Agreement. Interest shall accrue at the interest rate or rates per annum specified in the Agreement until paid in full, regardless of whether judgment is entered on this Note. Interest payments shall be made at the office of the Agent set forth above.

     This Note is one of the Notes referred to in the Agreement and evidences a portion of the Loans. Reference is made to the Agreement for provisions for the extension of the credit hereunder, the payment hereof, the termination of the Commitment and the reduction and cancellation thereof, and for the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Agreement are incorporated herein by reference as if same were fully set forth herein. All capitalized terms which are used herein as defined terms but not defined herein and which are defined in the Agreement shall have the meanings given them in the Agreement.

     This Note is a registered Note and, as provided in and subject to the terms of the Credit Agreement, this Note and the Loan evidenced hereby may be transferred in whole or in part only upon surrender of this Note to the Borrower for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered holder of this Note or its attorney duly authorized in writing), at which time a new Note for a like principal amount will be issued to, and registered in the name of, the permitted transferee as provided in
Section 9.05 of the Credit Agreement. Reference in this Note to a "holder" shall mean the person or entity in whose name this Note is at the time registered in the register maintained by the Borrower as provided in Section 9.05 of the Credit Agreement and, prior to due presentment for registration of transfer, the Borrower may treat such person or entity as the owner of this Note for the purpose of receiving payment and all other purposes, and the Borrower will not be affected by any notice to the contrary.

     Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

     All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances the Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Borrower and the Lender.

     THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAW.

     THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE RELATED LOAN DOCUMENTS, AND AGREES THAT THE BORROWER WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED

BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND TO MAKE THE LOANS AS CONTEMPLATED IN THE AGREEMENT.

     WITNESS the due execution hereof with the intent to be legally bound hereby.


                        NUI UTILITIES, INC., a New Jersey
                        corporation

                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------



                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------



                        By:
                           -----------------------------------------------------
                        Name:
                             ---------------------------------------------------
                        Title:
                              --------------------------------------------------

                                                                       EXHIBIT B



                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of _________________ , 200_ by and among _____________________ (the "Transferor Lender"),
__________________________ (the "Purchasing Lender"), and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as the Agent for the Lenders under the Revolving Credit Agreement described below (in such capacity the "Agent") [and consented to and accepted by NUI UTILITIES, INC. (the "Borrower")].

                                   WITNESSETH:
                                   ----------

     WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with Section 9.05 of that certain Revolving Credit Agreement dated as of October 10, 2003 (the Revolving Credit Agreement, together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals or restatements thereof and thereto, the "Agreement") by and among NUI UTILITIES, INC. ("Borrower"), the Lenders party thereto from time to time, and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as Agent ("Agent");

     WHEREAS, the Purchasing Lender (if it is not already a Lender party to the Agreement) wishes to become a Lender party to the Agreement and assume the rights, obligations and Commitments of a Lender thereunder, and

     WHEREAS, the Transferor Lender wishes to sell and assign to the Purchasing Lender [all] [a portion] of the Transferor Lender's rights, obligations, Commitments and Loans under the Agreement.

     NOW, THEREFORE, in consideration of mutual promises contained herein and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:

     1. All capitalized terms used herein as defined terms which are not defined herein but which are defined in the Agreement shall have the same meanings herein as given to them in the Agreement unless the context clearly indicates otherwise.

     2. Upon receipt by the Agent of four counterparts of this Assignment and Assumption Agreement which have been executed by the Transferor Lender, the Purchasing Lender and the Agent [and consented to by the Borrower] and to each of which is attached a fully completed Schedule I, the Agent will complete, execute and deliver to the Borrower, the Transferor Lender, the Purchasing Lender and the remaining Lenders, a Transfer Effective Notice substantially in the form of Schedule II to this Assignment and Assumption Agreement

(the "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Assignment and Assumption Agreement shall become effective (the "Transfer Effective Date"), which date shall be the third Business Day following the date of such Transfer Effective Notice.

     3. Effective upon the opening of business of the Agent on the Transfer Effective Date, the Transferor Lender hereby sells, assigns, delegates and transfers to the Purchasing Lender, without recourse and without any representations or warranties except as set forth in paragraph 9 hereof, and the Purchasing Lender hereby buys, assumes and accepts, [all] [a portion] of the Transferor Lender's rights, as set forth in item 2 of Schedule I hereto in (i) the Transferor Lender's Commitment, (ii) the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Transferor Lender, (iii) all accrued but unpaid fees owing under Section 2.07 of the Agreement ("Fees") to the Transferor Lender under the Agreement and the other Loan Documents and (iv) all of the Transferor Lender's other rights (including voting rights), interests, duties, liabilities and obligations under the Agreement and the other Loan Documents.

     4. On the Transfer Effective Date, the Purchasing Lender shall pay to the Agent at or before 12:00 Noon (Eastern time), in immediately available funds, an amount equal to the principal of all outstanding Loans being sold by the Transferor Lender to the Purchasing Lender. The Agent shall pay such amount to the Transferor Lender, in immediately available funds, on the Transfer Effective Date. The principal amount paid by the Purchasing Lender to the Agent is referred to hereinafter as the "Purchase Price." On and after the Transfer Effective Date, the Agent shall calculate interest on the outstanding Loans and all Fees under the Agreement and the other Loan Documents which are owed to the Transferor Lender and the Purchasing Lender, based on the Transferor Lender's and the Purchasing Lender's Applicable Percentages set forth in items 3 and 4 of
Schedule I hereto.

     5. From and after the Transfer  Effective  Date, (i) the Purchasing  Lender
(A) shall be a Lender party to the Agreement, (B) subject to the terms thereof, and to the extent provided in this Assignment and Assumption Agreement, shall have the rights, interests, liabilities, duties and obligations of the Transferor Lender thereunder and under the Loan Documents and (C) shall have a Commitment and Applicable Percentage as set forth opposite the Purchasing Lender's name in item 3 of Schedule I hereto and (ii) the Transferor Lender (A) shall, to the extent provided in this Assignment and Assumption Agreement, relinquish such rights and interests and be released from such liabilities, duties and obligations under the Agreement and the other Loan Documents as shall have been assigned to the Purchasing Lender hereunder and (B) shall have the reduced Commitment and Applicable Percentage as set forth opposite the Transferor Lender's name in item 4 of Schedule I hereto.

     6. The Transferor Lender has made arrangements with the Purchasing Lender with respect to (i) the amount, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any Fees heretofore received by the Transferor Lender pursuant to the Agreement or any other Loan Document prior to the Transfer Effective Date and (ii) the amount, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of Fees or interest received by such Purchasing Lender pursuant to the Agreement or any other Loan Document from and after the Transfer Effective Date. Any such amount is in addition to the Purchase Price.

     7. (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender pursuant to the Agreement and the Notes payable to the Transferor Lender shall instead be payable to or for the account of the Transferor Lender and the Purchasing Lender in accordance with their respective interests as reflected in this Assignment and Assumption Agreement and on Schedule I hereto.

          (ii) All interest, Fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Transfer Effective Date pursuant to the Agreement, the Notes payable to the Transferor Lender or the other Loan Documents shall instead accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lender in accordance with their respective interests as reflected in this Assignment and Assumption Agreement and on Schedule I hereto.

     8. To the extent requested by the Transferor Lender or the Purchasing Lender, as soon as possible after the Agent has received from the Transferor Lender the existing Notes payable to the Transferor Lender and after the Borrower has executed and delivered to the Agent new Notes, the Agent shall deliver to the Transferor Lender new Notes payable to the order of the Transferor Lender in a principal amount equal to the revised Commitment of the Transferor Lender or the Loans retained by it as set forth in item 4 of Schedule I hereto and shall deliver to the Purchasing Lender Notes payable to the order of the Purchasing Lender in a principal amount equal to the Commitment of the Purchasing Lender or the Loans assumed by it as set forth in item 3 of Schedule I hereto.

     9. Each of the Transferor Lender and the Purchasing Lender represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Assignment and Assumption Agreement and to perform the provisions of this Assignment and Assumption Agreement, (ii) the execution, delivery and performance of this Assignment and Assumption Agreement have been authorized by all necessary corporate action and (iii) this Assignment and Assumption Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     10. By executing and delivering this Assignment and Assumption Agreement, the Transferor Lender and the Purchasing Lender confirm to and agree with each other, the Agent and the other Lenders as follows: (i) except as set forth in paragraph 9 immediately above, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Lenders or the performance or observance by the Borrower or any of the Lenders of any of their respective obligations under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; (iii) the Purchasing Lender confirms that it has received a copy of the Agreement, together with copies of the financial statements delivered to the Agent pursuant to the Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) the Purchasing Lender has not relied upon, and will continue independently and without reliance upon, the Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, make its own credit decision in taking or not taking action under the Agreement and the other Loan Documents; (v) the Purchasing Lender appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are delegated to the Agent by the terms of the Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Agreement and certain other Loan Documents; and (vi) the Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Lender.

     11. Each of the parties to this Assignment and Assumption Agreement agrees that, at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

     12. As of the Transfer Effective Date, the Agreement shall be deemed to be amended (i) to make the Purchasing Lender a Lender for all purposes of the Agreement and the other Loan Documents and (ii) to adjust the Commitment and Applicable Percentage of the Transferor Lender, and to provide for a Commitment and Applicable Percentage for the Purchasing Lender, all as set forth on
Schedule I hereto.

     13. Schedule I hereto sets forth in items 3 and 4 thereof the Commitment and Applicable Percentage of the Purchasing Lender and the revised Commitment and Applicable Percentage of the Transferor Lender, and sets forth in item 2 certain administrative information with respect to the Purchasing Lender.

     14. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

     15. This Assignment and Assumption Agreement may be executed in as many counterparts as shall be convenient, each of which, when executed by the Transferor Lender, the Purchasing Lender or the Agent shall be regarded as an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written.

                                         TRANSFEROR LENDER:

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                          PURCHASING LENDER:

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                         DRAWBRIDGE SPECIAL OPPORTUNITIES
                                          FUND LP, as the Agent for the Lenders

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


[Consented to this ______day
of __________, 200_

NUI UTILITIES, INC.

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


Note that Borrower consent is not required upon the occurrence and during the continuance of an Event of Default]

                                 SCHEDULE I TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

1. [Name of Transferor Lender]                   Existing Commitment: $_________

                                                 Existing Applicable
                                                 Percentage           _________%

2.[Name of Purchasing Lender]                    Amount of
                                                 Commitment Being $_________
                                                 Purchased

Address of Purchasing Lender for notice
purposes:

If by United States Mail:                        If by other means:

--------------------------                       -------------------------------
--------------------------                       -------------------------------

Attention:______________                         Attention:__________________
                                                 Telephone:__________________
                                                 Telecopier:__________________
                                                 Telex:__________________


3. [Name of Purchasing Lender]                   Commitment: $___________

                                                 Applicable Percentage ________%

4. [Name of Transferor Lender]                   Revised Commitment: $__________

                                                 Revised Applicable
                                                 Percentage _____________%

                                 SCHEDULE II TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                            Transfer Effective Notice



TO:   The Borrower, the Transferor Lender,
      the Purchasing Lender and each other Lender

     The undersigned, the Agent pursuant to the Credit Agreement dated as of October 10, 2003 (the Credit Agreement, together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals or restatements thereof and thereto, the "Agreement") by and among NUI UTILITIES, INC. ("Borrower"), the Lenders party thereto from time to time, and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as Agent ("Agent"), acknowledges receipt of fully executed counterparts of an Assignment and Assumption Agreement, as described in
Schedule I attached hereto. Pursuant to such Assignment and Assumption Agreement, you are advised that the Transfer Effective Date will be [insert date which is three Business Days following the date of the Transfer Effective Notice].

     Capitalized terms used in this Transfer Effective Notice as defined terms shall have the meanings given them in the above-referenced Assignment and Assumption Agreement.

     Dated as of ___________________, 200_.


                                       DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP,
                                        as Agent for the Lenders


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                       EXHIBIT C


                    Form of NUI Refinancing Letter Agreement

              [Drawbridge Special Opportunities Fund LP Letterhead]



October 10, 2003

Mr. A. Mark Abramovic
Acting President
NUI Corporation
550 Route 202-206
Bedminster, NJ 07921-0760


Gentlemen:

Reference is made to the Revolving Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified, the "Credit Agreement"), among NUI Utilities, Inc. ("Borrower"), the Lenders party thereto from time to time, and Drawbridge Special Opportunities Fund, LP, as Agent ("Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The parties hereto each acknowledge (i) that NUI Corporation ("NUI") shall benefit from the Borrower and the Agent entering into the Credit Agreement and
(ii) that execution and delivery of this letter is a condition precedent to the Effective Date of the Credit Agreement, as set forth in Section 6.01(a) thereof. The parties hereto hereby expressly agree to the following provisions.

          1. Right of First Refusal. NUI covenants that if it enters into any letter of intent, commitment letter or other loan document in connection with a refinancing of any of its Material Indebtedness ("NUI Refinancing") on or prior to August 11, 2004 it shall fulfill the obligations set forth in either Paragraph (a) or (b) below.

               (a) NUI shall provide to the Agent all proposals, offering memoranda, term sheets, letters of intent, commitment letters, drafts of credit documents or other documentation evidencing a bona fide offer made in good faith by a financial institution for the NUI Refinancing (an "Offer"). NUI shall offer to the Agent the right to provide at least thirty-five percent (35%) of the aggregate principal amount of the NUI Refinancing on the same terms and conditions provided in the Offer, including the right to receive a pro rata share of any fees or other compensation payable to the lead agent or lead arranger providing such NUI Refinancing (excluding any fees (i) payable to

Fleet Securities, Inc. pursuant to that certain letter agreement with NUI, dated as of August 8, 2003 and (ii) fees payable to Berenson & Company pursuant to that certain letter agreement dated as of March 15, 2003). Upon receipt from NUI of an executed commitment letter in connection with the Offer and written evidence that the financial institution providing the Offer has received approval from its investment or credit committee (a "Qualifying Offer"), the Agent may, in its sole discretion, exercise its rights under this Paragraph (a) by delivering to NUI a written notice stating that it is exercising such rights (an "Exercise Notice") within 10 calendar days after receipt of the documentation evidencing the Qualifying Offer (the "Exercise Period"). If the Agent notifies NUI that it does not wish to exercise such rights with respect to such Qualifying Offer or fails to deliver the Exercise Notice within the Exercise Period, NUI may proceed to consummate the NUI Refinancing; provided, that such refinancing must be completed and fully funded within 60 days from the expiration of the Exercise Period and consummated on substantially the same terms and conditions as set forth in the Qualifying Offer. In the event that the NUI Refinancing does not close within 60 days from the expiration of the Exercise Period, the Qualifying Offer shall be deemed, for purposes of this letter agreement, to have terminated and the Agent shall have the right to elect to participate in any subsequent Offers in accordance with this Paragraph (a).

               (b) If NUI elects not to comply with the  provisions of Paragraph
(a) above, it shall pay to the Agent an amount equal to 1.00% of the Total Commitment (the "Termination Fee"), which Termination Fee shall be due and payable upon NUI's acceptance, by any means, of an Offer. Upon payment of the Termination Fee as described in this Paragraph (b), NUI shall have no further obligation to the Agent under this Paragraph 1 of this Letter Agreement.

          2. Cash Management. NUI covenants that at all times until the New Collection System is in place, the Agency Services Agreement is and will remain in full force and effect and the Borrower's receivables and other revenues shall be collected by NUI, but title thereto shall remain with the Borrower, and expenses and other payables of or on behalf of the Borrower shall be paid by NUI on behalf of the Borrower, all in accordance with the provisions of the Agency Services Agreement and Governmental Rules.

          3. Representations and Warranties. NUI represents and warrants to the Agent that:

               (a) NUI has all requisite power and authority to (i) execute, deliver and perform this letter agreement and (ii) take each action as may be necessary to consummate the transactions contemplated hereby.

               (b) NUI has duly authorized, executed and delivered this letter agreement and this letter agreement is a legal, valid and binding obligation of NUI enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights or by the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (c) Neither NUI's execution and delivery of this letter agreement nor its consummation of the transactions contemplated hereby nor its compliance with the terms hereof (i) does or will contravene its organizational documents, any Governmental Rule applicable to NUI or its properties, (ii) does or will contravene or result in any material breach of or constitute any default under, or result in or require the creation of any Lien upon any of its properties under, any agreement or instrument to which NUI is a party or by which it or any of its properties may be bound or affected or (iii) does or will require the consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority.

          4.   Miscellaneous.

               (a) This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York without reference to the principles thereof regarding conflicts of law.

               (b) This letter agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this letter agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

                      SIGNATURES FOLLOW ON SUBSEQUENT PAGES

Very truly yours,



DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP



Sign Name:   _______________________

Print Name:  _______________________

Print Title: _______________________

Accepted on this ___ day of October, 2003:


NUI CORPORATION



Sign Name:   _______________________

Print Name:  _______________________

Print Title: _______________________

                                                                       EXHIBIT D


                              SOLVENCY CERTIFICATE


     THIS CERTIFICATE is furnished pursuant to Section 6.01(f) of the Revolving Credit Agreement dated as of October 10, 2003 (the Credit Agreement, together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals or restatements thereof and thereto, the "Agreement") by and among NUI UTILITIES, INC. ("Borrower"), the Lenders party thereto from time to time, and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as Agent ("Agent").

     I, the undersigned, on behalf of, and in my capacity as a senior officer of the Borrower and not in my individual capacity, DO HEREBY CERTIFY as of the date hereof that:

     (a) I am, and at all pertinent times mentioned herein, have been, a duly qualified and acting senior officer of the Borrower, and have responsibility for the overall management of the financial affairs of the Borrower and the preparation of the financial statements of the Borrower.

     (b) I have carefully reviewed the contents of this Solvency Certificate, and I have conferred with counsel for the purpose of discussing the meaning of this Solvency Certificate.

     (c) I have received all financial statements heretofore furnished to the Agent and the Lenders and hereby confirm that, to the best of my knowledge and based upon financial projections and underlying assumptions that I believe to be fair and reasonable and accurately computed, I believe that the Borrower is solvent (as interpreted below) at the date hereof and will be solvent (as so interpreted) after giving effect to the execution and delivery of the Agreement and other Loan Documents, and the transactions contemplated thereby, the initial Loans under the Agreement (if any) and the other transactions contemplated under the Agreement.

     (d) To the best of my knowledge and based upon financial projections and underlying assumptions that I believe to be fair and reasonable and accurately computed, I believe that the Borrower has adequate capital to conduct the business in which it is engaged and all businesses in which it is about to engage.

     For this purpose I use the word "solvent" with respect to the Borrower as meaning that (i) the aggregate amount by which the value of all of the assets (both tangible and intangible) of the Borrower at its fair salable and going concern value exceeds the amount required to pay the probable liability on its debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent), (ii) the Borrower has access to adequate capital for the conduct of its business for the foreseeable future and the discharge of its

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debts  incurred in  connection  therewith  as such debts  mature,  and (iii) the
Borrower does and will have sufficient cash flow to enable it to pay its debts as they mature.

     IN WITNESS WHEREOF, I have hereunto set my hand to this Solvency Certificate as of October __, 2003.


                                            By: ________________________________
                                                Name:
                                                Title:


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                                                                       EXHIBIT E



                         FORM OF COMPLIANCE CERTIFICATE


For the Fiscal Year Ended ___________________, 200_
                                    or
For the Fiscal Quarter Ended _________________, 200_

     Reference is made to that certain Revolving Credit Agreement dated as of October 10, 2003 (the Credit Agreement, together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals or restatements thereof and thereto, the "Agreement") by and among NUI UTILITIES, INC. ("Borrower"), the Lenders party thereto from time to time, and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as Agent ("Agent"). All capitalized terms used as defined terms in this Compliance Certificate which are defined in the Agreement shall have the same meanings herein as in the Agreement. This Certificate is being delivered pursuant to the requirements of Subsection 4.02(e) of the Agreement.

     The undersigned, an Authorized Officer of the Borrower, hereby certifies that:

CHECK ONE:

______ 1. The annual audited financial statements being delivered to the Agent with this Compliance Certificate are true, complete and correct in all material respects.

OR

______ 1. The quarterly financial statements being delivered to the Agent with this Compliance Certificate are true, complete and correct in all material respects and present fairly the consolidated financial position of the Borrower and the results of its operations and its cash flows for the fiscal quarter set forth above in conformity with GAAP consistently applied.

     2. The undersigned has reviewed the terms of the Agreement, the Notes and each of the other Loan Documents and has made, or caused to be made under his or her supervision, a review of the transactions and condition of the Borrower during the accounting period covered by the financial statements delivered herewith and that such review has not disclosed the existence during such accounting period, and that the undersigned does not have knowledge of the existence as at the date of this Compliance Certificate, of any condition or event that constitutes a Default or Event of Default.

     [Note: If such a Default or Event of Default exists, set forth on a separate sheet the nature thereof and the action which the Borrower has taken, is taking or proposes to take with respect thereto.]

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     3. The  Borrower's  compliance  with the  financial  covenants set forth in
Sections 5.03 and 5.08 of the Agreement is as follows:

                                  Ratio Components                        Required Ratio                  Actual Ratio
a.   Leverage Ratio         Consolidated Total Indebtedness:         March 1 through and including          ____:1.00
     Section 5.03(a)        $____________                            August 31: .65:1.00

                            Consolidated Total Capitalization:       September 1 through and
                            $____________                            including February 28 or 29
                                                                     if applicable): .70:1.00

b.   Fixed Charge           Consolidated Net Income:                     1.75:1.00                          ____:1.00
     Coverage Ratio         $____________
     Section 5.03(b)
                            Income taxes deducted in
                            determining Net Income:
                            $____________

                            Consolidated Fixed Charges:
                            $____________

c.  Capital Expenditures    Actual Capital Expenditures               Maximum Permitted Amount              Actual Amount during
    (Section 5.08)          made during the fiscal [quarter]          during any Fiscal Years               any Fiscal Years after
                            [year] ended __________:                  after the Closing Date                the Closing Date
                            $______________                                                                 after the Closing Date
                                                                          $75,000,000                       $
                                                                                                             ----------


     4. The detailed calculations used in connection with the above financial covenants are attached to this Compliance Certificate.

     5. The Borrower has in force insurance (or has self-insurance and deductibles) that complies with the obligations pursuant to Section 4.07 of the Agreement.

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     Dated the ____ day of _________,  200_.

                                                  NUI UTILITIES, INC.


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

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                                                                       EXHIBIT F


                     Form of Section 2.11(e)(ii) Certificate

     Reference is hereby made to the Revolving Credit Agreement, dated as of October 10, 2003, between NUI UTILITIES, INC., the lenders party thereto from time to time and DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as Agent (as amended, modified or supplemented from time to time, the "Agreement"). Pursuant to the provisions of Section 2.11(e)(ii) of the Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                  [NAME OF BANK]

                                                  By:___________________________
                                                     Name:
                                                     Title:

Date: